Exhibit 4.187

LEASE ASSIGNMENT AGREEMENT

THIS LEASE ASSIGNMENT AGREEMENT (this “Agreement”) is made and entered into as of September 10, 2010 (the “Effective Date”), by and among the following parties (each, a “Party” and collectively, the “Parties”): ICELAND AMERICA ENERGY, INC., a California corporation (“IAE”); ORNI 5 LLC, a Delaware limited liability company (“ORNI 5”); and ORNI 21 LLC, a Delaware limited liability company (“ORNI 21”, and, together with ORNI 5, “Ormat”).

Recitals

A. ORNI 5 is the record title holder of those certain geothermal leases described on Exhibit “A” attached hereto and incorporated herein by this reference, all of which are located in the Truckhaven, California area (collectively, the “ORNI 5 Leases”). The lands that are encumbered by the ORNI 5 Leases are collectively referred to herein as the “ORNI 5 Leased Lands”.

B. IAE is the record title holder of those certain geothermal leases described on Exhibit “B” attached hereto and incorporated herein by this reference, located in the Wister, California area (collectively, the “IAE Leases”). The lands that are encumbered by the IAE Leases are collectively referred to herein as the “IAE Leased Lands”.

C. IAE desires to purchase, and ORNI 5 desires to sell, the ORNI 5 Leases, together with the personal property described on Exhibit “C” attached hereto and incorporated herein by this reference (collectively, the “ORNI 5 Personal Property”, and, together with the ORNI 5 Leases, the “ORNI 5 Assets”), on all of the terms and conditions set forth in this Agreement.

D. ORNI 21 desires to purchase, and IAE desires to sell, the IAE Leases, together with the personal property described on Exhibit “D” attached hereto and incorporated herein by this reference (collectively, the “IAE Personal Property”, and, together with the IAE Leases, the “IAE Assets”), on all of the terms and conditions set forth in this Agreement.

E. The ORNI 5 Leases and the IAE Leases are collectively referred to herein as the “Leases”, the ORNI 5 Personal Property and the IAE Personal Property are collectively referred to herein as the “Personal Property”, the ORNI 5 Assets and the IAE Assets are collectively referred to herein as the “Assets”, and the IAE Leased Lands and the ORNI 5 Leased Lands are collectively referred to herein as the “Leased Lands”.

F. If all of IAE’s developmental requirements can be satisfied, IAE intends (but shall not be obligated) to develop, construct and operate one or more geothermal electrical generating facilities on the ORNI 5 Leased Lands and/or on other lands owned or leased by IAE or an Affiliate (as defined below) thereof in the general vicinity of the ORNI 5 Leased Lands, which ORNI 5 Leased Lands and other lands are collectively described in Exhibit “E” attached hereto (the “Prospect Area”).

Agreement

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1 – PURCHASE AND SALE; PURCHASE PRICE

1.1	Purchase and Sale.

1.1.1 ORNI 5 shall sell the ORNI 5 Assets to IAE, and IAE shall purchase the ORNI 5 Assets from ORNI 5, on all of the terms and conditions set forth in this Agreement.

1.1.2 IAE shall sell the IAE Assets to ORNI 21, and ORNI 21 shall purchase the IAE Assets from IAE, on all of the terms and conditions set forth in this Agreement.

1.2	Purchase Price.

1.2.1 The purchase price for the ORNI 5 Assets shall consist of the following: (a) the payment to ORNI 5 of (i) the sum of Fifty Thousand Dollars ($50,000.00) (the “$50,000 Consideration”) and (ii) the amounts, if any, payable to ORNI 5 under the Royalty Agreement (as defined below), (b) the assignment of the IAE Assets to ORNI 21 and (c) the Right of First Refusal, as defined below (collectively, the “ORNI 5 Assets Purchase Price”). The $50,000 Consideration shall be paid to ORNI 5 in cash, by wire transfer or by other immediately available funds, within fifteen (15) days after IAE, any Affiliate thereof, or any successor or assign of IAE or any Affiliate thereof, receives the first proceeds of any loan or equity contribution relating to or derived from the financing of any geothermal electrical generating facility that is located anywhere within (or that utilizes geothermal resources located anywhere within, or that injects geothermal effluent or condensate into) the Prospect Area or any part thereof; provided, however, that for purposes of the ORNI 5 Assets Purchase Price, such a financing shall be deemed to include, among other things, the sale of production tax credits, investment tax credits, or any other tax benefits associated with construction or operation of such geothermal electrical generating facility. The ORNI 5 Assets Purchase Price includes all interests, rights, privileges and powers arising from or associated with the ORNI 5 Assets, whether or not appurtenant thereto.

1.2.2 The purchase price for the IAE Assets (the “IAE Assets Purchase Price”) shall be the assignment of the ORNI 5 Assets to IAE, and no other consideration shall be paid to IAE for the IAE Assets. The IAE Assets Purchase Price includes all interests, rights, privileges and powers arising from or associated with the ORNI 5 Assets, whether or not appurtenant thereto.

1.3	Right of First Refusal.

1.3.1 If IAE or any Affiliate thereof proposes to enter into an engineering, procurement and construction contract, equipment purchase contract or other prime construction or equipment supply contract in connection with construction of a geothermal electrical generating facility anywhere within the Prospect Area or within three (3) miles of any boundary of the Prospect Area, which facility will utilize or could reasonably be expected to in the future utilize the ORNI 5 Assets or any thereof, then it shall first give written notice thereof to ORNI 5 and ORNI 21 (the “Construction Notice”). The Construction Notice shall include (a) an unsigned copy of such engineering, procurement and construction contract, equipment purchase contract or other prime construction or equipment supply contract (the “Proposed Contract”), which shall include the name and identity of the prospective contractor/supplier (the “Proposed Contractor”) and the price and terms of the transaction and (b) all studies, surveys, reports, data, maps, permits and other information relating to such facility and the lands associated therewith as were previously delivered to the Proposed Contractor.

1.3.2 For a period of sixty (60) days following its receipt of the Construction Notice, any Affiliate of ORNI 5, including Ormat Nevada, Inc. (such Affiliate, the “Ormat Contractor”), shall have an option to agree to provide similar services and equipment to IAE or such Affiliate of IAE (as applicable) on terms generally consistent with the terms set forth in the Proposed Contract, which option shall be exercisable by written notice to IAE or such Affiliate of IAE (as applicable); provided, however, that (i) the term “similar”, as used in this Section 1.3, refers to the number of megawatts and the price per installed megawatt as referenced in the Proposed Contract and (ii) due to the different nature of the equipment that may be provided by the Proposed Contractor and the Ormat Contractor, the phrase “generally consistent”, as used in this Section 1.3, refers solely to financial terms. Should the Ormat Contractor exercise such option within such sixty (60) day period, then IAE or such Affiliate of IAE (as applicable) shall commence good faith negotiations with such Ormat Contractor to enter into a contract to provide services and equipment to IAE or such Affiliate of IAE (as applicable) similar to those provided in the Proposed Contract and on terms generally consistent with the terms set forth in the Proposed Contract, and shall thereafter diligently pursue such good faith negotiations for an additional period of at least ninety (90) days.

1.3.3 The Ormat Contractor’s failure to exercise such option within such sixty (60) day period shall constitute a waiver of such option with respect only to the Proposed Contract, and IAE or such Affiliate of IAE (as applicable) may enter into the Proposed Contract for the price, on the specific terms and with the specific Proposed Contractor, as specified in the Construction Notice. Should the Proposed Contract not be so executed within (A) eighty (80) days after the date of the Construction Notice (in a case where the Ormat Contractor fails to exercise such Option within such sixty (60) day period) or (B) within twenty (20) days after the end of such ninety (90) day period (in a case where the IAE or such Affiliate of IAE (as applicable) and the Ormat Contractor cannot reach agreement within such period), then the foregoing right of first refusal shall be and remain effective with respect to any other engineering, procurement and construction contract, equipment purchase contract or other prime construction or equipment supply contract that IAE or any Affiliate thereof desires to enter into in connection with any such geothermal electrical generating facility.

ARTICLE 2 – CONDITIONS PRECEDENT

2.1 Conditions Precedent. The following are conditions precedent to the applicable Party’s obligations under this Agreement, which conditions must be satisfied, or waived by such Party, prior to the Closing (as defined below):

2.1.1. The following conditions precedent are in favor of ORNI 5 and ORNI 21:

2.1.1.1 All of the IAE Leases shall be in full force and effect and capable of being assigned to ORNI 21;

2.1.1.2 IAE shall have delivered to ORNI 21 written consent, in form and content reasonably satisfactory to ORNI 21, from all of the current persons and entities comprising the lessors of the IAE Leases described in numbered paragraphs 2, 3 and 4 of Exhibit “B” attached hereto;

2.1.1.3 There shall be no material title, environmental or other defects associated with or relating to the IAE Leases; and

2.1.1.4 All of IAE’s representations and warranties set forth herein shall be true and correct, and IAE shall have performed all of its covenants and obligations under this Agreement to be performed prior to the Closing Date. .

2.1.2 The following conditions precedent are in favor of IAE:

2.1.2.1 All of the ORNI 5 Leases shall be in full force and effect and capable of being assigned to IAE;

2.1.2.2 There shall be no material title, environmental or other defects associated with or relating to the ORNI 5 Leases; and

2.1.2.3 All of ORNI 5’s representations and warranties set forth herein shall be true and correct, and ORNI 5 shall have performed all of its covenants and obligations under this Agreement to be performed prior to the Closing Date.

2.2 Satisfaction or Waiver of Conditions. IAE shall use commercially reasonable efforts to cause the conditions set forth in Section 2.1.1 hereof to be satisfied on or before October 15, 2010, which conditions are solely for the benefit of ORNI 5 and ORNI 21 and may be waived solely thereby. ORNI 5 shall use commercially reasonable efforts to cause the conditions set forth in Section 2.1.2 hereof to be satisfied on or before October 15, 2010, which conditions are solely for the benefit of IAE and may be waived solely thereby.

ARTICLE 3 – CLOSING

3.1 No Escrow. The transactions contemplated by this Agreement shall be consummated by the Parties and their respective counsel, without the need for or use of an escrow.

3.2	Closing.

3.2.1 As used herein, (a) the term “Closing” means the undertaking and completion of the following: (i) the execution and delivery of this Agreement; (ii) the physical delivery of the IAE Personal Property to ORNI 21 and of the ORNI 5 Personal Property to IAE (to the extent that the ORNI 5 Personal Property can be physically delivered); (iii) the execution and delivery of the Bills of Sale, the BLM Lease Assignment, the Recorded Assignments, the Royalty Agreement, the Royalty Agreement Memorandum, the Quitclaim Deeds and the Affidavits (as those terms are defined below) and (iv) the delivery of the IAE Resolution, the LLC Certificates and the Good Standing Certificates (as those terms are defined below) and (b) the term “Closing Date” means the date on which all of the filings and deliveries described in the foregoing clause (a) have been completed, and the documents and other items described in Section 3.3 hereof have all been delivered. This Agreement, the Bills of Sale, the BLM Lease Assignment, the Recorded Assignments, the Royalty Agreement, the Royalty Agreement Memorandum, the Quitclaim Deeds, the Affidavits, the IAE Resolution, the LLC Certificates and the Good Standing Certificates are collectively referred to herein as the “Transaction Documents”.

3.2.2 Should any condition set forth in Section 2.1 hereof fail to be waived or satisfied by the Closing Date by the applicable Party, then the other Parties (but only if such other Parties are not in default hereunder) may terminate this Agreement by written notice to such applicable Party. Further, the Parties shall use commercially reasonable efforts to cause the Closing to occur on or before October 15, 2010; and if the Closing has not occurred on or before such date, then any Party (but only if such Party is not in default hereunder) may terminate this Agreement by written notice to the other Parties. In case of a termination of this Agreement under either of the foregoing sentences, the Parties shall work together diligently and in good faith to prepare such documents as may reasonably be necessary to memorialize such termination.

3.3 Deliverables By Both Parties. At the Closing, each Party shall (a) execute and deliver this Agreement and (b) provide the other Parties with copies of any corporate or limited liability company (as applicable) organizational documents reasonably requested by such other Parties.

3.4 Deliverables By IAE.

3.4.1 At the Closing, IAE shall (a) physically deliver the IAE Personal Property to ORNI 21 and (b) execute and deliver the following documents to ORNI 21 (and where appropriate cause the same to be notarized):

3.4.1.1 A Bill of Sale, in the form attached hereto as Exhibit “G” and incorporated herein by this reference (the “IAE Bill of Sale”);

3.4.1.2 An Assignment and Assumption Agreement, in the form attached hereto as Exhibit “J” and incorporated herein by this reference (the “IAE Recorded Assignment”);

3.4.1.3 A Royalty Agreement, in the form attached hereto as Exhibit “K” and incorporated herein by this reference (the “Royalty Agreement”);

3.4.1.4 A Memorandum of Royalty Agreement, in the form attached hereto as Exhibit “L” and incorporated herein by this reference (the “Royalty Agreement Memorandum”);

3.4.1.5 A Quitclaim Deed, in the form attached hereto as Exhibit “N” and incorporated herein by this reference (the “IAE Quitclaim Deed”); and

3.4.1.6 An affidavit, in the form attached hereto as Exhibit “P” and incorporated herein by this reference, evidencing that ORNI 21 is not required to withhold from the closing proceeds pursuant to Internal Revenue Code Section 1445 (the “IAE FIRPTA Affidavit”).

3.4.2 At the Closing, IAE shall deliver the following, to both ORNI 5 and ORNI 21:

3.4.2.1 A resolution of the board of directors of IAE, certified by the secretary of IAE, in the form attached hereto as Exhibit “R” and incorporated herein by this reference (the “IAE Resolution”); and

3.4.2.2 A certificate of good standing for IAE, issued by the Secretary of State of California, dated no more than thirty (30) days prior to the Closing Date (the “IAE Certificate of Good Standing”).

3.5 Deliverables By ORNI 5. At the Closing, ORNI 5 shall (a) physically deliver the ORNI 5 Personal Property to IAE (to the extent that the ORNI 5 Personal Property can be physically delivered) and (b) execute and deliver the following documents to IAE (and where appropriate cause the same to be notarized):

3.5.1 A Bill of Sale, in the form attached hereto as Exhibit “F” and incorporated herein by this reference (the “ORNI 5 Bill of Sale”, and, together with the IAE Bill of Sale, the “Bills of Sale”);

3.5.2 Five originals of an Assignment of Record Title Interest in a Lease for Oil and Gas or Geothermal Resources for the BLM Lease described in Exhibit “A” attached hereto (the “BLM Lease”), which shall be in the form attached hereto as Exhibit “H” and incorporated herein by this reference (the “BLM Lease Assignment”);

3.5.3 An Assignment and Assumption Agreement, in the form attached hereto as Exhibit “I” and incorporated herein by this reference (the “ORNI 5 Recorded Assignment”, and, together with the IAE Recorded Assignment, the “Recorded Assignments”);

3.5.4 A Quitclaim Deed, in the form attached hereto as Exhibit “M” and incorporated herein by this reference (the “ORNI 5 Quitclaim Deed”, and, together with the IAE Quitclaim Deed, the “Quitclaim Deeds”);

3.5.5 An affidavit, in the form attached hereto as Exhibit “O” and incorporated herein by this reference, evidencing that IAE 5 is not required to withhold from the closing proceeds pursuant to Internal Revenue Code Section 1445 (the “ORNI 5 FIRPTA Affidavit”, and, together with the IAE FIRPTA Affidavit, the “Affidavits”);

3.5.6 A Certificate of Limited Liability Company Action, executed by the Managing Member of ORNI 5, in the form attached hereto as Exhibit “Q” and incorporated herein by this reference (the “ORNI 5 Certificate”); and

3.5.7 A certificate of good standing for ORNI 5, issued by the Secretary of State of the State of Delaware, dated no more than thirty (30) days prior to the Closing Date (the “ORNI 5 Certificate of Good Standing”).

3.6 Deliverables By ORNI 21. At the Closing, ORNI 21 shall deliver the following to IAE:

3.6.1 A Certificate of Limited Liability Company Action, executed by the Managing Member of ORNI 21, in the form attached hereto as Exhibit “S” and incorporated herein by this reference (the “ORNI 21 Certificate”, and, together with the ORNI 5 Certificate, the “LLC Certificates”); and

3.6.2 A certificate of good standing for ORNI 21, issued by the Secretary of State of the State of Delaware, dated no more than thirty (30) days prior to the Closing Date (the “ORNI 21 Certificate of Good Standing”, and, together with the IAE Certificate of Good Standing and the ORNI 5 Certificate of Good Standing, the “Certificates of Good Standing”.

3.7 Closing Tasks. In connection with the Closing:

3.7.1 ORNI 21 shall cause the following to be recorded in the Official Records of Imperial County, California (the “Official Records”), within a reasonable period of time following the Closing Date: (a) the IAE Recorded Assignment, (b) the Royalty Agreement Memorandum and (c) the IAE Quitclaim Deed; and, to evidence such recordation, ORNI 21 shall thereafter deliver to IAE copies of such documents conformed by the County Recorder showing the time and date of recordation and the instrument number.

3.7.2 IAE shall cause the following to be recorded in the Official Records within a reasonable period of time following the Closing Date: (a) the ORNI 5 Recorded Assignment and (b) the ORNI 5 Quitclaim Deed; and, to evidence such recordation, IAE shall thereafter deliver to ORNI 5 copies of such documents conformed by the County Recorder showing the time and date of recordation and the instrument number.

3.7.3 IAE shall file the BLM Lease Assignment with the Bureau of Land Management (the “BLM”) as provided in C.F.R. Sections 3216.11 et. seq. and shall deliver to ORNI 5 evidence reasonably satisfactory to ORNI 5 of such filing. Thereafter, ORNI 5 and IAE shall together cooperate to cause the BLM to promptly approve the assignment of the BLM Lease to IAE (although such approval is not a condition to IAE’s obligations under this Agreement).

3.7.4 IAE shall post one or more well bonds with the State of California and the County of Imperial to replace ORNI 5, LLC’s bonds.

3.8 Prorations and Closing Costs.

3.8.1 The following closing costs shall be paid entirely by ORNI 5 or ORNI 21 (as they may determine): (a) the costs of satisfying the conditions precedent set forth in Section 2.1.2 hereof; and (b) any fees or charges (including any filing or documentary taxes) imposed in connection with recording of the IAE Recorded Assignment, the Royalty Agreement Memorandum and the IAE Quitclaim Deed in the Official Records.

3.8.2 The following closing costs shall be paid entirely by IAE: (a) the costs of satisfying the conditions precedent set forth in Section 2.1.1 hereof, including any amounts demanded by private lessors in connection with obtaining the consents to assignment of the IAE Leases to ORNI 21; (b) the costs of filing the BLM Lease Assignment with the BLM as provided in Section 3.7.3 hereof; (c) the costs of replacing the bonds posted by ORNI 5 as provided in Section 3.7.4 hereof and (d) any fees or charges (including any filing or documentary taxes) imposed in connection with recording of the ORNI 5 Recorded Assignment and the ORNI 5 Quitclaim Deed in the Official Records.

3.8.3 Each Party shall pay (a) its own legal fees and costs associated with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated thereby and (b) any premiums or other charges incurred to obtain title reports or title insurance policies for the leases that it is acquiring hereunder.

ARTICLE 4 – ADDITIONAL RIGHTS AND OBLIGATIONS OF THE PARTIES

4.1 Entry on the Leased Lands. Each Party shall, with respect to the Leases that are currently in its name, use commercially reasonable diligence to obtain such rights (to the extent it does not already have them) as may be necessary or appropriate to allow the other Parties to enter the Leased Lands that are subject to such Leases for the purposes provided in this Section. Subject to such rights being in place, at all times prior to the Closing Date, each Party and its representatives, agents and independent contractors shall have the right and license to enter onto the other Parties’ Leased Lands for the purpose of obtaining any and all information regarding such other Parties’ Assets or any portion thereof that the entering Party deems appropriate, including conducting engineering and survey studies and soils and environmental tests; provided, however, that (a) the entering Party shall return such Leased Lands to substantially the same condition as they were in when the entering Party entered them, and (b) the entering Party shall indemnify, hold harmless and defend the other Parties from and against any and all liabilities, claims, demands, actions, causes of action, counterclaims, suits, injunctive proceedings, administrative actions, investigations, judgments, losses, damages, expenses (including, without limitation, attorneys’ fees) and other obligations (collectively, “Claims”), that directly arise out of or directly result from such entry upon the leased areas by the entering Party, its representatives, agents and independent contractors.

4.2 Meetings With Third Persons. At all times prior to the Closing Date, each Party and its representatives, agents and independent contractors shall have the right to (a) meet with any governmental agencies and with any other Persons with whom another Party has contractual arrangements in connection with or relating to, or which have jurisdiction over or an interest in, such other Party’s Assets or any portion thereof, or the development or use thereof, and (b) discuss with any such Persons the terms of this Agreement, the terms of any contractual arrangements between such other Party and any such Person, and any other matters relating to the Assets or such other Party’s purchase, development or use thereof.

4.3 Preservation of Assets, Rights and Title. From the Effective Date until the Closing Date, each Party shall fully protect and defend the right, title and interest of the other Parties under this Agreement. Without limiting the generality of the foregoing:

4.3.1 Prior to the Closing Date, each Party shall keep current all obligations with respect to its Assets. In the event that such Party fails to do so, then, without limitation upon any other rights or remedies that the other Parties may have at law or in equity, either of such other Parties may (but shall not be obligated to) pay or otherwise satisfy any such obligations of the first Party which, if left unsatisfied, could in the other Party’s sole judgment jeopardize such other Party’s right, title and interest under this Agreement, and such other Party shall thereupon be subrogated to the rights of the obligee of such obligations.

4.3.2 Prior to the Closing Date, none of the Parties shall, without the other Parties’ prior written approval, (a) enter into other agreement affecting its Assets or any part thereof that could continue to affect such Assets after the Closing Date, (b) permit any recorded or unrecorded lease, sublease, occupancy, tenancy, license, lien, encumbrance, covenant, condition, reservation, restriction, easement or other matter (each, an “Encumbrance”) to attach to or encumber such Assets or any thereof, (c) sell or otherwise transfer (or enter into any agreement or option for the sale or transfer of) such Assets or any thereof or any interest therein, (d) use, produce, treat, store, release, transport or dispose of any Hazardous Substances on, in or under its Leased Lands or any portion thereof, (e) permit any encroachments onto its Leased Lands to occur from any neighboring property, (f) undertake any work of improvement on its Leased Lands, or (g) permit the physical condition of its Leased Lands to be changed in any material way.

4.3.3 Prior to the Closing Date, each Party shall remove or cause to be removed from its Leased Lands, at such Party’s sole cost and expense, any and all personal property that is not part of its Assets and any and all trash, rubbish and other unsightly or offensive materials, including any Hazardous Substances contained in tanks, barrels, equipment, pipelines or other containers.

4.3.4 Until the Closing, each Party shall remain in possession of its Assets, shall pay normal operating expenses therefor, and, except as otherwise provided in this Agreement, shall keep such Assets in the same condition as they were in on the Effective Date, normal wear and tear excepted.

4.4 Possession. Possession of the ORNI 5 Assets shall be delivered to IAE, and possession of the IAE Assets shall be delivered to ORNI 21, in each case on the Closing Date. All risk of loss of or to a Party’s Assets shall remain with such Party until the Closing Date.

4.5 Actions By the Parties. Prior to the Closing Date, none of the Parties shall take any action or fail to take any action that will result in any representation or warranty of such Party contained in this Agreement not being true and correct.

4.6 Prohibition On Acquisition of Interests. Each Party covenants that neither it nor any of its Affiliates will solicit, bid for, acquire or hold any fee, mineral or geothermal leasehold, working interest or other right, title or interest in any real property located within three (3) miles of any outer boundary of the Leases that it is selling to another Party pursuant to this Agreement. Without limiting the generality of Section 7.2.1 hereof, the Parties agree that damages will be an inadequate remedy for a default by a Party under this Section 4.6, and that therefore each Party shall be entitled to seek injunctive and other equitable relief against the other Parties or any such Affiliates to prevent or eliminate such default.

ARTICLE 5 – REPRESENTATIONS AND WARRANTIES; INDEMNITIES

5.1 IAE’s Representations and Warranties. In addition to any other express agreements, representations and warranties of IAE contained in this Agreement, the following constitute representations and warranties by IAE which shall be true and correct as of the Effective Date and which IAE covenants will be true as of the Closing Date; and IAE acknowledges and agrees that ORNI 5 and ORNI 21 will be relying on such representations and warranties in entering into this Agreement and, in ORNI 21’s case, in purchasing the IAE Assets. In the event that, during the period between the Effective Date and the Closing Date, IAE learns, or has reason to believe, that any of the following representations and warranties may cease to be true, then IAE hereby covenants to give written notice thereof to the other Parties immediately; provided, however, that the giving of such notice shall not relieve IAE of the obligation to cause the same to be true as of the Closing Date:

5.1.1 IAE is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of California, and is qualified to do business in the State of California, and IAE has all requisite corporate power and authority to execute and deliver, and perform its obligations under, the Transaction Documents, and to consummate the transactions contemplated hereby and thereby.

5.1.2 The execution and delivery by IAE of, and performance by IAE of its obligations under, the Transaction Documents has been duly authorized by all necessary corporate action of IAE. IAE has duly executed and delivered the Transaction Documents to which it is intended to be a signatory, and each of those Transaction Documents constitutes the legal, valid and binding obligation of IAE, enforceable against IAE in accordance with its terms (except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting the rights of creditors generally, or by general equitable principles).

5.1.3 Neither IAE’s execution and delivery of the Transaction Documents, nor IAE’s performance of its obligations thereunder, nor IAE’s consummation of the transactions contemplated hereby or thereby will, with or without the giving of notice or the passage of time or both: (a) violate any the provisions of any Law applicable to IAE; (b) violate the provisions of the articles of incorporation, bylaws or other corporate documents of IAE; (c) violate any judgment, decree, order or award of any court or other governmental authority applicable to IAE; or (d) conflict with or constitute a default, or create a lien on the assets, of IAE (including the IAE Assets) pursuant to any agreement or undertaking to which IAE is subject or to which IAE is a party. IAE’s articles of incorporation, bylaws and other corporate documents are in full force and effect, and IAE is not in violation of any thereof.

5.1.4 There are no pending or threatened actions, suits, claims, legal proceedings or any other proceedings affecting or that could affect the IAE Assets or any portion thereof, at law or in equity, before any court or other governmental agency.

5.1.5 IAE is solvent, and IAE is not the subject of any bankruptcy or insolvency action or proceeding. No petition or notice has been presented, no order has been presented, no order has been made and no resolution has been passed for the winding-up or dissolution of IAE, and no receiver, trustee, custodian or similar fiduciary has been appointed over the whole or any part of IAE’s assets (including the IAE Assets) or income.

5.1.6 No consent or approval is required to be obtained from any Person in connection with IAE’s execution and delivery of the Transaction Documents or IAE’s consummation of the transactions contemplated by this Agreement.

5.1.7 IAE has no obligation, responsibility or other liability to pay any fees or commissions to any broker, finder, attorney or agent with respect to any of the transactions contemplated by the Transaction Documents, for which ORNI 5 or ORNI 21 could become liable or obligated.

5.1.8 The IAE Leases are in full force and effect. All rents and other amounts payable by IAE under the IAE Leases have been paid, and IAE has fulfilled all other obligations required to be performed by it pursuant to the IAE Leases. IAE is not in breach of or in default under any of the IAE Leases, and no event has occurred which with the passage of time or the giving of notice or both would constitute such a breach or default; nor has IAE received any request, either formal or informal, oral or written, that IAE modify or terminate any use of the IAE Leases, the IAE Leased Lands or any portion thereof.

5.1.9 IAE is the sole owner of the IAE Assets, and has the full, legal and unilateral right, power and authority, without the signature or joinder of any Person, to comply with this Agreement, and to sell, assign and transfer the IAE Assets to ORNI 21. IAE has not (a) transferred, conveyed or assigned all or any part of its right, title or interest under the IAE Leases or in the IAE Leased Lands or any portion thereof or (b) granted any security interests, liens or other Encumbrances or suffered any other Person to grant or impose any security interests, liens (including mechanic’s liens) or other Encumbrances in or against its right, title or interest under the IAE Leases or in the IAE Leased Lands or any portion thereof. Further, IAE has not made any offer to sell or enter into any contractual arrangement with respect to the IAE Assets or any portion thereof, or otherwise promised to assign the IAE Assets or any portion thereof or interest therein, to any Person except ORNI 21. There are no intended public improvements or private rights which could result in the creation of a lien against the IAE Assets or any portion thereof.

5.1.10 Without limiting the generality of Section 5.1.9 hereof, to IAE’s knowledge, no Person other than IAE holds any right, title or interest in, to or derived from the geothermal resources located in or under the IAE Leased Lands, including any royalty, production payment, net proceeds or net profits interest, carried interest, operating, drilling, extraction, injection or well-ownership rights, mineral or geothermal ownership or lease rights, or any option or other right to acquire any of the same.

5.1.12 IAE is not aware of any violations of any applicable federal, state or local laws, statutes, codes, ordinances, rules, regulations, decrees, policies, orders, permits, licenses requirements, judgments, decisions, injunctions and findings of or issued by any governmental authority, including any court (“Law” or “Laws”), affecting the IAE Assets or any portion thereof, and IAE is not aware of any facts which might be a basis for any such violation.

5.1.13 To IAE’s knowledge, (a) no Hazardous Substance is now or ever has been stored on the IAE Leased Lands in underground tanks, pits or surface impoundments, (b) no Hazardous Substance has been produced, generated, treated, stored, transported or disposed of on the IAE Leased Lands or any portion thereof, (c) there has been no release or threatened release of Hazardous Substances into, upon, over or from the IAE Leased Lands or into or upon the ground or surface water at the IAE Leased Lands or any adjacent land, (d) there are no other substances or conditions in, on or emanating from the IAE Leased Lands or any portion thereof which may support a claim or cause of action under any Environmental Law (as defined below) and (e) there are no notices or other information giving IAE reason to believe that any conditions existing on the IAE Leased Lands or affecting the IAE Leased Lands or in the ground or surface waters associated with the IAE Leased Lands or adjacent lands may subject the owner of the IAE Leased Lands to potential liability. For purposes of this Agreement: (i) the term “Hazardous Substance” means any substance which is (1) defined as a hazardous waste, pollutant or contaminant under any Environmental Law, (2) a petroleum hydrocarbon, including crude oil or any derivative thereof, (3) hazardous, toxic, corrosive, flammable, explosive, infectious, radioactive or carcinogenic or (4) regulated pursuant to any Environmental Law; and (ii) the term “Environmental Law” means any Law pertaining to the protection of human health or safety or the environment.

5.1.14 IAE is not aware of any commitments or agreements with any governmental agency or public or private utility affecting the IAE Assets or any portion thereof that have not been disclosed in writing by IAE to ORNI 21, or that any portion of the IAE Leased Lands is subject to a conservation reserve or similar program, or designated as an agricultural or open space preserve.

5.1.15 IAE is not aware of any existing or contemplated condemnation, street-widening, environmental, zoning or other land use regulation proceedings that could detrimentally affect the value or use of the IAE Leased Lands or any portion thereof.

5.1.16 IAE is not aware of any Encumbrances affecting the IAE Assets or any portion thereof.

5.1.17 IAE is not aware of any slipping, sliding, settling, flooding, ponding or other grading, drainage or soil problems applicable to the IAE Leased Lands, or of any endangered or threatened species, nor any wetlands, on the IAE Leased Lands. To IAE’s knowledge, the Property is not located within a delineated flood, earthquake, seismic hazard, fire hazard or other natural hazard zone.

5.1.18 To IAE’s knowledge, each parcel of the IAE Leased Lands has both practical and legal access to a public road.

5.1.19 IAE has not drilled any exploratory wells, slim holes or other geothermal holes or wells on the IAE Leased Lands, and, to the best of IAE’s knowledge, (a) any and all wells that exist on the IAE Leased Lands have been plugged and abandoned in compliance with Law and any leases or other agreements regarding the same.

5.2 ORNI 5’s Representations and Warranties. In addition to any other express agreements, representations and warranties of ORNI 5 contained in this Agreement, the following constitute representations and warranties by ORNI 5 which shall be true and correct as of the Effective Date and which ORNI 5 covenants will be true as of the Closing Date; and ORNI 5 acknowledges and agrees that IAE will be relying on such representations and warranties in entering into this Agreement and in purchasing the ORNI 5 Assets. In the event that, during the period between the Effective Date and the Closing Date, ORNI 5 learns, or has reason to believe, that any of the following representations and warranties may cease to be true, then ORNI 5 hereby covenants to give written notice thereof to IAE immediately; provided, however, that the giving of such notice shall not relieve ORNI 5 of the obligation to cause the same to be true as of the Closing Date:

5.2.1 ORNI 5 is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware, and is qualified to do business in the State of California, and ORNI 5 has all requisite limited liability company power and authority to execute and deliver, and perform its obligations under, the Transaction Documents, and to consummate the transactions contemplated hereby and thereby.

5.2.2 The execution and delivery by ORNI 5 of, and performance by ORNI 5 of its obligations under, the Transaction Documents has been duly authorized by all necessary limited liability company action of ORNI 5. ORNI 5 has duly executed and delivered the Transaction Documents to which it is intended to be a signatory, and each of those Transaction Documents constitutes the legal, valid and binding obligation of ORNI 5, enforceable against ORNI 5 in accordance with its terms (except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting the rights of creditors generally, or by general equitable principles).

5.2.3 Neither ORNI 5’s execution and delivery of the Transaction Documents, nor ORNI 5’s performance of its obligations thereunder, nor ORNI 5’s consummation of the transactions contemplated hereby or thereby will, with or without the giving of notice or the passage of time or both: (a) violate any of the provisions of any Law applicable to ORNI 5; (b) violate the provisions of the operating agreement of ORNI 5; (c) violate any judgment, decree, order or award of any court or other governmental authority applicable to ORNI 5; or (d) conflict with or constitute a default, or create a lien on the assets, of ORNI 5 (including the ORNI 5 Assets) pursuant to any agreement or undertaking to which ORNI 5 is subject or to which ORNI 5 is a party. ORNI 5’s operating agreement is in full force and effect, and ORNI 5 is not in violation thereof.

5.2.4 There are no pending or threatened actions, suits, claims, legal proceedings or any other proceedings affecting or that could affect the ORNI 5 Assets or any portion thereof, at law or in equity, before any court or other governmental agency.

5.2.5 ORNI 5 is solvent, and ORNI 5 is not the subject of any bankruptcy or insolvency action or proceeding. No petition or notice has been presented, no order has been presented, no order has been made and no resolution has been passed for the winding-up or dissolution of ORNI 5, and no receiver, trustee, custodian or similar fiduciary has been appointed over the whole or any part of ORNI 5’s assets or income.

5.2.6 No consent or approval is required to be obtained from any Person in connection with ORNI 5’s execution and delivery of the Transaction Documents or ORNI 5’s consummation of the transactions contemplated by this Agreement, except for the BLM’s consent to assignment of the BLM Lease.

5.2.7 ORNI 5 has no obligation, responsibility or other liability to pay any fees or commissions to any broker, finder, attorney or agent with respect to any of the transactions contemplated by the Transaction Documents, for which IAE could become liable or obligated.

5.2.8 The ORNI 5 Leases are in full force and effect. All rents and other amounts payable by ORNI 5 under the ORNI 5 Leases have been paid, and ORNI 5 has fulfilled all other obligations required to be performed by it pursuant to the ORNI 5 Leases. ORNI 5 is not in breach of or in default under any of the ORNI 5 Leases, and no event has occurred which with the passage of time or the giving of notice or both would constitute such a breach or default; nor has ORNI 5 received any request, either formal or informal, oral or written, that ORNI 5 modify or terminate any use of the ORNI 5 Leases, the ORNI 5 Leased Lands or any portion thereof.

5.2.9 ORNI 5 is the sole owner of the ORNI 5 Assets, and has the full, legal and unilateral right, power and authority, without the signature or joinder of any Person, to comply with this Agreement, and to sell, assign and transfer the ORNI 5 Assets to IAE. ORNI 5 has not (a) transferred, conveyed or assigned all or any part of its right, title or interest under the ORNI 5 Leases or in the ORNI 5 Leased Lands or any portion thereof or (b) granted any security interests, liens or other Encumbrances or suffered any other Person to grant or impose any security interests, liens (including mechanic’s liens) or other Encumbrances in or against its right, title or interest under the ORNI 5 Leases or in the ORNI 5 Leased Lands or any portion thereof. Further, ORNI 5 has not made any offer to sell or enter into any contractual arrangement with respect to the ORNI 5 Assets or any portion thereof, or otherwise promised to assign the ORNI 5 Assets or any portion thereof or interest therein, to any Person except IAE. There are no intended public improvements or private rights which could result in the creation of a lien against the ORNI 5 Assets or any portion thereof.

5.2.10 Without limiting the generality of Section 5.2.9 hereof, to ORNI 5’s knowledge, no Person other than ORNI 5 holds any right, title or interest in, to or derived from the geothermal resources located in or under the ORNI 5 Leased Lands, including any royalty, production payment, net proceeds or net profits interest, carried interest, operating, drilling, extraction, injection or well-ownership rights, mineral or geothermal ownership or lease rights, or any option or other right to acquire any of the same.

5.2.11 As of the Closing Date, ORNI 5 will have delivered to IAE all the maps, studies, reports, permits, materials, documents and other items required by Section 3.4.8 hereof.

5.2.12 ORNI 5 is not aware of any violations of any applicable Laws affecting the ORNI 5 Assets or any portion thereof, or of any facts which might be a basis for any such violation.

5.2.13 To ORNI 5’s knowledge, (a) no Hazardous Substance is now or ever has been stored on the ORNI 5 Leased Lands in underground tanks, pits or surface impoundments, (b) no Hazardous Substance has been produced, generated, treated, stored, transported or disposed of on the ORNI 5 Leased Lands or any portion thereof, (c) there has been no release or threatened release of Hazardous Substances into, upon, over or from the ORNI 5 Leased Lands or into or upon the ground or surface water at the ORNI 5 Leased Lands or any adjacent land, (d) there are no other substances or conditions in, on or emanating from the ORNI 5 Leased Lands or any portion thereof which may support a claim or cause of action under any Environmental Law (as defined below) and (e) there are no notices or other information giving ORNI 5 reason to believe that any conditions existing on the ORNI 5 Leased Lands or affecting the ORNI 5 Leased Lands or in the ground or surface waters associated with the ORNI 5 Leased Lands or adjacent lands may subject the owner of the ORNI 5 Leased Lands to potential liability.

5.2.14 ORNI 5 is not aware of any commitments or agreements with any governmental agency or public or private utility affecting the ORNI 5 Assets or any portion thereof that have not been disclosed in writing by ORNI 5 to IAE, or that any portion of the ORNI 5 Leased Lands is subject to a conservation reserve or similar program, or designated as an agricultural or open space preserve.

5.2.15 ORNI 5 is not aware of any existing or contemplated condemnation, street-widening, environmental, zoning or other land use regulation proceedings that could detrimentally affect the value or use of the ORNI 5 Leased Lands or any portion thereof.

5.2.16 ORNI 5 is not aware of any Encumbrances affecting the ORNI 5 Assets or any portion thereof.

5.2.17 ORNI 5 is not aware of any slipping, sliding, settling, flooding, ponding or other grading, drainage or soil problems applicable to the ORNI 5 Leased Lands, or of any endangered or threatened species, nor any wetlands, on the ORNI 5 Leased Lands. To ORNI 5’s knowledge, the Property is not located within a delineated flood, earthquake, seismic hazard, fire hazard or other natural hazard zone.

5.2.18 To ORNI 5’s knowledge, each parcel of the ORNI 5 Leased Lands has both practical and legal access to a public road.

5.2.19 ORNI 5 has not drilled any exploratory wells, slim holes or other geothermal holes or wells on the ORNI 5 Leased Lands, and, to the best of ORNI 5’s knowledge, no Person other than ORNI 5 holds any right, title or interest in the approximately 8,000 foot geothermal well drilled by Phillips in 1982 that is located on the ORNI 5 Leased Lands (the “Phillips Well”).

5.3 ORNI 21’s Representations and Warranties. In addition to any other express agreements, representations and warranties of ORNI 21 contained in this Agreement, the following constitute representations and warranties by ORNI 21 which shall be true and correct as of the Effective Date and which ORNI 21 covenants will be true as of the Closing Date; and ORNI 21 acknowledges and agrees that IAE will be relying on such representations and warranties in entering into this Agreement. In the event that, during the period between the Effective Date and the Closing Date, ORNI 21 learns, or has reason to believe, that any of the following representations and warranties may cease to be true, then ORNI 21 hereby covenants to give written notice thereof to IAE immediately; provided, however, that the giving of such notice shall not relieve ORNI 21 of the obligation to cause the same to be true as of the Closing Date:

5.3.1 ORNI 21 is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware, and is qualified to do business in the State of California, and ORNI 21 has all requisite limited liability company power and authority to execute and deliver, and perform its obligations under, the Transaction Documents, and to consummate the transactions contemplated hereby and thereby.

5.3.2 The execution and delivery by ORNI 21 of, and performance by ORNI 21 of its obligations under, the Transaction Documents has been duly authorized by all necessary limited liability company action of ORNI 21. ORNI 21 has duly executed and delivered the Transaction Documents to which it is intended to be a signatory, and each of those Transaction Documents constitutes the legal, valid and binding obligation of ORNI 21, enforceable against ORNI 21 in accordance with its terms (except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting the rights of creditors generally, or by general equitable principles).

5.3.3 Neither ORNI 21’s execution and delivery of the Transaction Documents, nor ORNI 21’s performance of its obligations thereunder, nor ORNI 21’s consummation of the transactions contemplated hereby or thereby will, with or without the giving of notice or the passage of time or both: (a) violate any of the provisions of any Law applicable to ORNI 21; (b) violate the provisions of the operating agreement of ORNI 21; (c) violate any judgment, decree, order or award of any court or other governmental authority applicable to ORNI 21; or (d) conflict with or constitute a default of ORNI 21 pursuant to any agreement or undertaking to which ORNI 21 is subject or to which ORNI 21 is a party. ORNI 21’s operating agreement is in full force and effect, and ORNI 21 is not in violation thereof.

5.3.4 ORNI 21 is solvent, and ORNI 21 is not the subject of any bankruptcy or insolvency action or proceeding. No petition or notice has been presented, no order has been presented, no order has been made and no resolution has been passed for the winding-up or dissolution of ORNI 21, and no receiver, trustee, custodian or similar fiduciary has been appointed over the whole or any part of ORNI 21’s assets or income.

5.3.5 No consent or approval is required to be obtained from any Person in connection with ORNI 21’s execution and delivery of the Transaction Documents or ORNI 21’s consummation of the transactions contemplated by this Agreement.

5.3.6 ORNI 21 has no obligation, responsibility or other liability to pay any fees or commissions to any broker, finder, attorney or agent with respect to any of the transactions contemplated by the Transaction Documents, for which IAE could become liable or obligated.

5.4 Indemnities. Each Party (the “Indemnifying Party”) shall indemnify, defend and hold harmless the other Parties and such other Parties’ respective members, officers, directors, shareholders, employees, agents, Affiliates, successors and assigns, and each of them (each, including such Parties, an “Indemnified Party”), from and against any and all Claims arising out of, relating to or incurred in connection with, or which may be asserted against, an Indemnified Party, or which an Indemnified Party may incur or suffer, as a result of (a) the failure of any representation or warranty of the Indemnifying Party as set forth herein or (b) the breach by the Indemnifying Party of any covenant made by the Indemnifying Party in this Agreement. As used in this Agreement, (i) the term “Affiliate”, when used with reference to any Person, means any other Person that directly or indirectly controls, is controlled by, is under common control with, such entity and (ii) the term “control” (including with correlative meaning, the terms “controlled by” and “under common control with”), when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, judicial order or otherwise.

5.5 Limitation of Liability. Notwithstanding Section 5.4 hereof, in no event shall any Party be liable to any other Party or its representatives for any special, indirect, non-compensatory, consequential, incidental, punitive or exemplary damages of any type, including loss of business opportunity, loss of profits or business interruption, whether arising in contract or tort (including negligence, whether sole, joint or concurrent or strict liability) or otherwise, arising out of this Agreement.

ARTICLE 6 – LIABILITY FOR PHILLIPS WELL

6.1 Liability for Phillips Well. Commencing as of the Closing, IAE shall assume any and all obligations and liabilities associated with the Phillips Well on the ORNI 5 Leased Lands, including all obligations relating the plugging and abandoning thereof. On Closing or shortly thereafter, IAE shall have replaced, to the extent required, ORNI 5’s existing (1) Individual High Temperature Well Cash Bond with Imperial County and (2) the Individual Geothermal

Resources Well Cash Bond with the Division of Oil, Gas and Geothermal Resources with the State of California’s Department of conservation as to the Phillips Well.

6.2 Indemnity. Without limiting the generality of Section 5.3 hereof, commencing as of the Closing, IAE shall indemnify, defend and hold harmless ORNI 5 and its members, officers, directors, shareholders, employees, agents, Affiliates, successors and assigns, and each of them (each, including ORNI 5, an “Indemnified Party”), from and against any and all Claims arising out of, relating to or incurred in connection with, or which may be asserted against, an Indemnified Party, or which an Indemnified Party may incur or suffer, in connection with the Phillips Well.

ARTICLE 7 – DEFAULT; REMEDIES

7.1	Default.

7.1.1 If a Party (the “Defaulting Party”) fails to perform its obligations under this Agreement in any material respect (an “Event of Default”), then it shall not be in default hereunder if it cures such Event of Default within thirty (30) days after receiving written notice (a “Notice of Default”) from another Party (each, a “Non-Defaulting Party”) stating with particularity the nature and extent of such Event of Default and specifying the method of cure; provided, however, that if (a) the obligation or obligations is/are non-monetary and (b) the nature or extent of the obligation or obligations is such that more than thirty (30) days are required (in the exercise of commercially reasonable diligence) for performance of such obligation(s), then the Defaulting Party shall not be in default hereunder if it commences such performance within such thirty (30) day period and thereafter pursues the same to completion with commercially reasonable diligence.

7.1.2 If an Event of Default is monetary, and the alleged Defaulting Party disputes the obligation to pay the amount demanded in the Notice of Default, then the alleged Defaulting Party may cure such monetary Event of Default by depositing the amount in controversy in escrow with any reputable third party escrow, or by interpleading the same, in each case within the time provided in Section 7.1.1 hereof, which amount shall remain undistributed until final decision by a court of competent jurisdiction or upon agreement by the Parties. No such deposit shall constitute a waiver of the alleged Defaulting Party's right to institute legal action for recovery of such amounts.

7.2	Remedies.

7.2.1 Subject to Section 7.2.2 hereof, upon an uncured default hereunder, each Non-Defaulting Party shall be entitled to exercise any and all remedies available to it hereunder or at Law, all of which remedies shall be cumulative. Such remedies shall include the right in such Non-Defaulting Party to pay or perform any obligations of the Defaulting Party that have not been paid or performed as required hereunder, and to obtain (a) subrogation rights therefor and (b) immediate reimbursement from the Defaulting Party for the actual, reasonable and verifiable out-of-pocket costs of such payment or performance.

7.2.2 Upon a failure by the Defaulting Party to pay any amounts due to a Non-Defaulting Party hereunder, such Non-Defaulting Party shall be entitled to interest on the amount due, until the same is paid, at a rate equal to the lesser of (a) LIBOR plus four hundred (400) basis points or (b) the maximum rate permitted by Law.

ARTICLE 8 – MISCELLANEOUS PROVISIONS

8.1 Notice. Any notice, demand, approval, consent or other communication required or desired to be given by a Party to the other Parties pursuant to or with respect to this Agreement shall be in writing and shall be (a) personally delivered, (b) sent by United States certified mail, return receipt requested and postage prepaid or (c) sent by overnight common carrier or delivery service; in each case addressed to the other Parties as follows:

If addressed to IAE, to:	Iceland America Energy, Inc.
707 Wilshire Boulevard, Suite 4500
Los Angeles, California 90017
Attn: President

If addressed to ORNI 5, to:	ORNI 5 LLC
6225 Neil Road
Reno, Nevada 89511
Attn: Land Department

If addressed to ORNI 21, to:	ORNI 21 LLC
6225 Neil Road
Reno, Nevada 89511
Attn: Land Department

Any such notice, demand, approval, consent or other communication (i) that is personally delivered shall be deemed given and delivered when received or (ii) that is sent by certified mail or by overnight common carrier or delivery service shall be deemed given and delivered on the first to occur of (1) written acceptance of delivery by the recipient or (2) written rejection of delivery by the recipient. Each Party may change its address for notice purposes by giving written notice of such change to the other Parties in the manner provided in this Section 8.1.

8.2 Assignment. Each Party may freely assign its rights and obligations under this Agreement to any other Person, so long as such Party also assigns all of its right, title and interest in its Assets to such Person. Any other assignment shall require the consent of the non-assigning Parties, which consent shall not unreasonably be withheld, conditioned or delayed.

8.3 Cooperation; Further Assurances. The Parties shall fully support and cooperate with each other to effectuate and implement the purpose and intent of this Agreement; and each Party shall, without demanding additional consideration therefor, promptly execute, and, if appropriate, cause to be acknowledged and recorded, any document or instrument that is reasonably requested by another Party or its Title Company in connection therewith.

8.4 Survival. The terms, conditions, covenants and provisions set forth in Sections 1.2, 1.3, 3.7 and 4.6 hereof, and in Articles 5, 6, 7 and 8 hereof, shall survive the Closing and the delivery of the Transaction Documents.

8.5 Attorneys’ Fees. Except as otherwise specifically provided in this Agreement, in the event of any action or proceeding among the Parties arising in connection with this Agreement, the prevailing Party shall be entitled to recover its actual attorneys’ fees and all reasonable fees, costs and expenses incurred for prosecution, defense, consultation or advice in such action or proceeding.

8.6 Miscellaneous Provisions. Waiver by one Party of the performance of any covenant, condition or provision hereof shall not invalidate this Agreement, nor shall it be considered to be a waiver by such Party of any other covenant, condition, or provision hereof. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the Party against whom the enforcement thereof is sought. In the event that any term or provision hereof is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, then the same shall not affect the validity or enforceability of any other term or provision hereof, it being specifically agreed that the terms and provisions hereof are severable for such purposes. This Agreement and the Transaction Documents contain the entire agreement among the Parties in connection with any matter mentioned or contemplated herein, and all prior or contemporaneous proposals, agreements, understandings, representations and statements, whether oral or written (including that certain Preliminary Term Sheet signed by the Parties and dated July 27, 2010), are merged therein and superseded thereby. Except with respect to the rights conferred upon the Ormat Contractor hereunder (which Ormat Contractor is expressly made a third party beneficiary hereof to the extent of its rights hereunder), the covenants contained herein are made solely for the benefit of the Parties and their respective successors and assigns, and shall not be construed as benefiting any Person who is not a Party to this Agreement. All of the terms of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective representatives, successors and assigns. The Parties hereby waive their respective rights to a trial by jury in any action or proceeding involving the Assets or arising out of this Agreement. The terms "include", "includes" and "including", as used herein, are without limitation. The use of the neuter gender includes the masculine and feminine, and the singular number includes the plural, and vice versa, whenever the context so requires. This Agreement shall be construed equally as among and against the Parties, and shall not be construed against one Party solely by reason of its drafting of this Agreement. This Agreement shall be governed by and construed in accordance with the Laws of the State of California. Captions used herein are for convenience of reference only and do not affect the meaning or intent hereof. This Agreement may be executed in multiple counterparts, all of which shall constitute one and the same Agreement.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

IAE:	ICELAND AMERICA ENERGY, INC.,
a California corporation

By: /s/ Paul E. Wilson

Print Name: Paul E. Wilson

Title: CEO

ORNI 5:	ORNI 5 LLC,
a Delaware limited liability company

By: /s/ William R. Sherman

Print Name: William R. Sherman

Title: Authorized Representative

ORNI 21:	ORNI 21 LLC,
a Delaware limited liability company

By: /s/ William R. Sherman

Print Name: William R. Sherman

Title: Authorized Representative

TABLE OF EXHIBITS

EXHIBIT “A”:	Description of the ORNI 5 Leases

EXHIBIT “B”:	Description of the IAE Leases

EXHIBIT “C”:	Description of the ORNI 5 Personal Property

EXHIBIT “D”:	Description of the IAE Personal Property

EXHIBIT “E”:	Description of the Prospect Area

EXHIBIT “F”:	Form of the ORNI 5 Bill of Sale

EXHIBIT “G”:	Form of the IAE Bill of Sale

EXHIBIT “H”:	Form of the BLM Lease Assignment

EXHIBIT “I”:	Form of ORNI 5 Recorded Assignment

EXHIBIT “J”:	Form of IAE Recorded Assignment

EXHIBIT “K”:	Form of the Royalty Agreement

EXHIBIT “L”:	Form of the Royalty Agreement Memorandum

EXHIBIT “M”:	Form of the ORNI 5 Quitclaim Deed

EXHIBIT “N”	Form of the IAE Quitclaim Deed

EXHIBIT “O”	Form of the ORNI 5 FIRPTA Affidavit

EXHIBIT “P”:	Form of the IAE FIRPTA Affidavit

EXHIBIT “Q”:	Form of the ORNI 5 Resolution

EXHIBIT “R”	Form of the IAE Resolution

EXHIBIT “S”	Form of the ORNI 21 Resolution

EXHIBIT “A” TO LEASE ASSIGNMENT AGREEMENT

Description of the ORNI 5 Leases

The following geothermal leases, collectively consisting of approximately 3,060.23 acres:

A.	Private Leases:

1. Geothermal Lease and Agreement dated February 8, 2002 between John P. Atkinson Jr., Rock Larue Atkinson and Patricia E. Hughes, tenants in common, as lessor, and ORNI 5, LLC, as lessee, a Memorandum of which was recorded in the Official Records of Imperial County, California in Book 2114, page 412 on March 26, 2002 which encumbers approximately 2.31 acres located in Section 5, Township 11 South, Range 10 East.

2. Geothermal Lease and Agreement dated February 8, 2002 between Salton Sea Energy Investments, Inc., as lessor, and ORNI 5, LLC, as lessee, a Memorandum of which was recorded in the Official Records of Imperial County, California in Book 2111 at Page 1511 on March 11, 2002, which encumbers approximately 184.26 acres located in Section 5, Township 11 South, Range 10 East.

3. Geothermal Resources Lease and Agreement dated March 26, 1990 between William A. Pon, Michael H. Pon, Michelle Pon Gurnee and Brian T. Pon, as lessor, and ORNI 4, LLC, as lessee, a Memorandum of which was recorded in the Official Records of Imperial County, California in Book 1671 at page 1512 on April 30, 1991, as amended by that certain First Amendment to Geothermal Resource Lease and Agreement between lessor and and lessee, dated March 31, 2000, a Memorandum of which was recorded in the Official Records of Imperial County, California in Book 2014 at page 735 on May 9, 2000 as amended by that certain Second Amendment to Geothermal Resources Lease between lessor and lessee, dated March 1, 2005, a Memorandum of which was recorded in the Official Records of Imperial County, California as Instrument Number 2006-017604 on April 10, 2006 and an Assignment and Assumption Agreement between ORNI 4, LLC, as assignor and ORNI 5, LLC, as assignee, a copy of which was recorded in the Official Records of Imperial County, California as Instrument Number 2009-18504 on June 23, 2009 ; which encumbers approximately 2,222.52 acres located in Sections 7, 9, 15 and 17 in Township 11 South, Range 10 East.

B.	BLM Lease:

1. CACA 43302, effective October 1, 2009, between the Bureau of Land Management, as lessor, and Ormat Nevada, Inc., as lessee, of approximately 651.96 acres which encumbers all of Section 18, Township 11 South, Range 10 East. An Assignment of Record Title Interest in a Lease for Oil and Gas or Geothermal Resources transferring Ormat Nevada, Inc.’s interest in CACA 43302 to ORNI 5, LLC is pending before the California office of the Bureau of Land Management.

EXHIBIT “B” TO LEASE ASSIGNMENT AGREEMENT

Description of the IAE Leases

The following geothermal leases, collectively consisting of approximately 891.22 acres:

1. Geothermal Lease and Agreement dated May 21, 2007 between Rodolfo Arechiga a single man, as to an undivided one-half interest and John Brett and Maurine Brett, husband and as community property, as to an undivided one-half interest , as lessor, and Pacific Hydro US Holding, Inc., a Delaware corporation, as lessee, a Memorandum of which was recorded in the Official Records on July 2, 2007 as Instrument No. 2007-26379, and assigned by that certain Assignment of Geothermal Lease between Pacific Hydro US Holdings, Inc., a Delaware corporation and Layman Energy Associates, Inc., a California corporation, a Memorandum of which was recorded in the Official Records on November 5, 2007 as Instrument No. 2007-040795; which encumbers approximately 160 acres located in Section 20, Township 10 South, Range 14 East, described as follows:

The Northeast Quarter of Section 20, Township 10 South, Range 14 East, S.B.M., in an unincorporated area of the County of Imperial, State of California, according to the official Plat thereof.

2. An unrecorded Geothermal Lease and Agreement dated March 1, 2009 between Bobby J. Nelson and Xochtil Irene Bulong, as Trustors and Trustees of the Bob Nelson and Irene Bulong Family Trust Dated March 4, 1996, as lessor, and Iceland America Energy, Inc. a California corporation, as lessee, which encumbers approximately 40 acres located in Section 33, Township 10 South, Range 14 East, described as follows:

The South half of the South half of the Northeast quarter of Section 33, Township 10 South, Range 14 East San Bernardino Base and Meridian, in an unincorporated area of the County of Imperial, State of California, according to the official plat thereof.

3. An unrecorded Geothermal Lease and Agreement dated May 1, 2009 between Hampton E. Spencer, a married man dealing with his sole and separate property, as lessor, and Iceland America Energy, Inc. a California corporation, as lessee, which encumbers approximately 80 acres located in Section 33, Township 10 South, Range 14 East, described as follows:

The East half of the South half of the South half of Section 33, Township 10 South, Range 14 East, San Bernardino Base and Meridian.

4. An unrecorded Geothermal Lease and Agreement dated September 1, 2009 between Norma M. Jameson, a single woman, Gerald R. Jameson, a married man dealing with his sole and separate property and Diane C. Denney, a married woman dealing with her sole and separate property, as lessor, and Iceland America Energy, Inc., a California corporation, as lessee, which encumbers approximately 611.22 acres located in Sections 4, 5, 20, 32, Township 10 South, Range 14 East, described as follows:

Parcel 1: The Southeast quarter of Section 32, Township 10 South, Range, 14 East, S.B.B.M., County of Imperial, State of California, according to the official plat thereof.

Except that portion lying north and east of Southern Pacific right of way,

also Except that portion conveyed to the State of California by deed recorded October 22, 1949, in Book 761, Page 141 of Official Records.

Parcel 2: That part of the North half of the Southwest quarter of Section 32, Township 10 South, Range 14 East, S.B.B.M., County of Imperial, State of California, according to the official plat thereof, lying South and West of Southern Pacific Railroad right of way.

Parcel 3: The South half of the Southwest quarter of Section 32; Township 10 South, Range 14 East, S.B.B.M., County of Imperial, State of California, according to the official plat thereof.

Parcel 4: The Northeast quarter of Section 5, Township 11 South, Range 14 East, S.B.B.M., County of Imperial, State of California, according to the official plat thereof.

Except the following described land: Commencing at the East quarter corner of Section 5; thence West 900 feet to a point; thence North 51° 50’ East, following the center line of existing Imperial Irrigation District Drain to a point; thence North 77° 47’ East, a distance of 66.51 feet to the Easterly line of said Section 5; thence South 0° 02’ East, along said Easterly line of said Section 5, a distance of 670 feet to the point of beginning, conveyed to M.B. Davis by deed recorded October 28, 1949, in Book 761, page 444 of Official Records.

Parcel 5: the East one-fifth of the Northwest quarter of Section 5; Township 11 South, Range 14 East, S.B.B.M., County of Imperial, State of California, according to the official plat thereof.

Parcel 6: A portion of the South half of the Northwest quarter of Section 4; Township 11 South, Range 14 East, S.B.B.M., County of Imperial, State of California, according to the official plat thereof, described as follows:

Commencing at the West quarter corner of Section 4; thence North 0° 02’ West along the Westerly line of said Section 4, 670 feet to the true point of beginning; thence continuing along the Westerly line North 0° 02’ West, a distance of 650 feet to a point; thence East 574 feet to the center line of a wash; thence South 30° 46’ West, along said center line 702.43 feet to the center line of existing Imperial

Irrigation District Drain, thence South 77° 47’ West, along said center line a distance of 219.41 feet to the point of beginning.

Parcel 7: The West half of the Southwest quarter of Section 20, Township 10 South, Range 14 East, S.B.B. &M., County of Imperial, State of California, according to the official plat thereof.

EXHIBIT “C” TO LEASE ASSIGNMENT AGREEMENT

Description of the ORNI 5 Personal Property

One approximately 8,000 foot geothermal well drilled by Phillips, well number 02590504, in 1982; last tested in 2007;

The originals of the ORNI 5 Leases;

If ORNI 5 has originals, then originals, and if ORNI 5 does not have originals, then copies, of all of the following items relating to the ORNI 5 Leases, the land encumbered thereby, or any part thereof, to the extent the same are in ORNI 5’s possession or under its control:

Maps, surveys and plats;

Historical materials and documents, including any information and materials regarding geothermal projects that are or were proposed or considered for construction thereon;

Historical and current engineering, seismic, archeological, biological and similar studies and reports;

Historical and current well logs, core samples and the results of any other geothermal reservoir or drilling tests, analyses and evaluations, and any geological and geothermal data, studies and reports;

Historical and current soils tests, environmental assessments, environmental impact reports, and hazardous substances studies, reports and analyses;

Governmental and private permits (including water rights permits), entitlements, approvals, consents, authorizations and licenses, and any applications therefor;

Interconnection and transmission studies, power purchase agreements, and other applications for, and rights obtained from, public or private utilities;

Correspondence with or submittals to the lessors under the ORNI 5 Leases or any governmental agencies, in each case dated during the last five (5) years;

Documents associated with or which affect the ownership, maintenance, development, construction or use of power projects, leases, land or equipment; and

Other studies, reports, data, logs, samples, test results, permits, agreements, documents, materials and items.

EXHIBIT “D” TO LEASE ASSIGNMENT AGREEMENT

Description of the IAE Personal Property

The originals of the IAE Leases;

If IAE has originals, then originals, and if IAE does not have originals, then copies, of all of the following items relating to the IAE Leases, the land encumbered thereby, or any part thereof, to the extent the same are in IAE’s possession or under its control:

Maps, surveys and plats;

Historical materials and documents, including any information and materials regarding geothermal projects that are or were proposed or considered for construction thereon;

Historical and current engineering, seismic, archeological, biological and similar studies and reports;

Historical and current well logs, core samples and the results of any other geothermal reservoir or drilling tests, analyses and evaluations, and any geological and geothermal data, studies and reports;

Historical and current soils tests, environmental assessments, environmental impact reports, and hazardous substances studies, reports and analyses;

Governmental and private permits (including water rights permits), entitlements, approvals, consents, authorizations and licenses, and any applications therefor;

Interconnection and transmission studies, power purchase agreements, and other applications for, and rights obtained from, public or private utilities;

Correspondence with or submittals to the lessors under the IAE Leases or any governmental agencies, in each case dated during the last five (5) years;

Documents associated with or which affect the ownership, maintenance, development, construction or use of power projects, leases, land or equipment; and

Other studies, reports, data, logs, samples, test results, permits, agreements, documents, materials and items.

EXHIBIT “E” TO LEASE ASSIGNMENT AGREEMENT

Map of the Prospect Area

EXHIBIT "F" TO LEASE ASSIGNMENT AGREEMENT

Form of the ORNI 5 Bill of Sale

BILL OF SALE

THIS BILL OF SALE (this "Bill of Sale") is made and entered into as of October 25, 2010, by ORNI 5 LLC, a Delaware limited liability company ("ORNI 5"), for the benefit of ICELAND AMERICA ENERGY, INC., a California corporation ("IAE").

Recitals

A. This Bill of Sale is entered into as part of the closing of the transaction contemplated by that certain Lease Assignment Agreement dated as of September 10, 2010, by and among IAE, ORNI 5 and ORNI 21 LLC, a Delaware limited liability company (the "Agreement").

B. Pursuant to the Agreement, ORNI 5 has agreed to sell to IAE, and IAE has agreed to purchase from ORNI 5, among other things, all those certain assets listed on Exhibit "A" attached hereto and incorporated herein by this reference (collectively, the "ORNI 5 Personal Property").

Bill of Sale

L For valuable consideration, the receipt of which is hereby acknowledged, ORNI 5 hereby irrevocably, unconditionally and absolutely sells, grants, assigns, transfers, sets over and conveys to IAE all of ORNI 5's right, title and interest in and to, arising from or connected with the ORNI 5 Personal Property.

2. ORNI 5 represents and warrants to IAE that the ORNI 5 Personal Property constitutes all of the personal property (whether tangible and intangible) in its possession or under its control relating to the ORNI 5 Leases or the ORNI 5 Leased Lands (as those tenns are defined in the Agreement) or any thereof.

3. ORNI 5 agrees to execute any documents and do any further acts as may be necessary or appropriate to carry out the purposes and intent of this Bill of Sale.

IN WITNESS WHEREOF, ORNI 5 has executed this Bill of Sale as of the date first set forth above.

ORNI 5 LLC
a Delaware limited liability company

By: /s/ William R. Sherman
Print Name: William R. Sherman
Title: Authorized Representative

EXHIBIT "A" TO BILL OF SALE

Schedule of the ORNI 5 Personal Property

One approximately 8,000 foot geothermal well drilled, well number 02590504, by Phillips in 1982; last tested in 200

The originals of the ORNI 5 Leases;

If ORNI 5 has originals, then originals, and if ORNI 5 docs not have originals, then copies, of all of the following items relating to the ORNI 5 Leases, the land encumbered thereby, or any part thereof;to the extent the same are in ORNI 5's possession or under its control:

Maps, surveys and plats;

Historical materials and documents, including any infom1ation and materials regarding geothermal projects that are or were proposed or considered for construction thereon;

Historical and current engineering, seismic, archeological, biological and similar studies and reports;

Historical and current well logs, core samples and the results of any other geothermal reservoir or drilling tests, analyses and evaluations, and any geological and geothermal data, studies and reports;

Historical and current soils tests, environmental assessments, envirom11ental impact reports, and hazardous substances studies, reports and analyses;

Governmental and private permits (including water rights permits), entitlements, approvals, consents, authorizations and licenses, and any applications therefor;

Interconnection and transmission studies, power purchase agreements, and other applications for, and rights obtained from, public or private utilities;

Correspondence with or submittals to the lessors under the ORNI 5 Leases or any govenm1ental agencies, in each case dated during the last five (5) years;

Documents associated with or which affect the ownership, maintenance, development, construction or use of power projects, leases, land or equipment; and

Other studies, reports, data, logs, samples, test results, permits, agreements, documents, materials and items.

EXHIBIT "G" TO LEASE ASSIGNMENT AGREEMENT

Form of the IAE Bill of Sale

BILL OF SALE

THIS BILL OF SALE (this "Bill of Sale") is made and entered into as of October 25, 2010, by ICELAND AMERICA ENERGY, INC., a California corporation ("IAE"), for the benefit of ORNI 21 LLC, a Delaware limited liability company ("ORNI 21").

Recitals

A. This Bill of Sale is entered into as part of the closing of the transaction contemplated by that certain Lease Assignment Agreement dated as of September 10, 2010, by and among IAE, ORNI 21 and ORNJ 5 LLC, a Delaware limited liability company (the "Agreement").

B. Pursuant to the Agreement, IAE has agreed to sell to ORNI 21, and ORNI 21 has agreed to purchase from IAE, among other things, all those certain assets listed on Exhibit "A" attached hereto and incorporated herein by this reference (collectively, the "IAE Personal Property").

Bill of Sale

1. For valuable consideration, the receipt of which is hereby acknowledged, IAE hereby irrevocably, unconditionally and absolutely sells, grants, assigns, transfers, sets over and conveys to ORNI 21 all of IAE's right, title and interest in and to, arising from or connected with the IAE Personal Property.

2. IAE represents and warrants to ORNI 21 that the IAE Personal Property constitutes all of the personal property (whether tangible and intangible) in its possession or under its control relating to the IAE Leases or the IAE Leased Lands (as those terms are defined in the Agreement) or any thereof

3. IAE agrees to execute any documents and do any further acts as may be necessary or appropriate to carry out the purposes and intent of this Bill of Sale.

IN WITNESS WHEREOF, IAE has executed this Bill of Sale as of the date first set forth above.

ICELAND AMERICA ENERGY, INC.,
a California Corporation

By: /s/ Paul E. Wilson
Print Name: Paul E. Wilson
Title: CEO

EXHIBIT "A" TO BILL OF SALE

Schedule of the IAE Personal Property

The originals of the IAE Leases;

If IAE has originals, then originals, and if IAE does not have originals, then copies, of all of the following items relating to the IAE Leases, the land encumbered thereby, or any part thereof, to the extent the same are in IAE's possession or under its control:

Maps, surveys and plats;

Historical materials and documents, including any information and materials regarding geothermal projects that are or were proposed or considered for construction thereon;

Historical and current engineering, seismic, archeological, biological and similar studies and reports;

Historical and current well logs, core samples and the results of any other geothermal reservoir or drilling tests, analyses and evaluations, and any geological and geothermal data, studies and reports;

Historical and current soils tests, environmental assessments, environmental impact repo1is, and hazardous substances studies, reports and analyses;

Governmental and private permits (including water rights pem1its), entitlements, approvals, consents, authorizations and licenses, and any applications therefor;

Interconnection and transmission studies, power purchase agreements, and other applications for, and rights obtained from, public or private utilities;

Correspondence with or submittals to the lessors under the IAE Leases or any governmental agencies, in each case dated during the last five (5) years;

Documents associated with or which affect the ownership, maintenance, development, construction or use of power projects, leases, land or equipment; and

Other studies, reports, data, logs, samples, test results, permits, agreements, documents, materials and items.

EXHIBIT "H" TO LEASE ASSIGNMENT AGREEMENT

Form of the BLM Lease Assignment

[TO BE ATTACHED]

Form 3000-3	UNITED STATES	FORM APPROVED
(January 2010)	DEPARTMENT OF THE INTERIOR	OMB NO. 1004-0034
	BUREAU OF LAND MANAGEMENT	Expires: July 31, 2012
	ASSIGNMENT OF RECORD TITLE INTEREST IN A	Lease Serial No.
	LEASE FOR OIL AND GAS OR GEOTHERMAL RESOURCES	CA43302
Lease Effective Date
	Mineral Leasing Act of 1920 (30 U.S.C. 181 et seq.)	(Anniversary Date)
	Act for Acquired Lands of 1947 (30 U.S.C. 351 – 359)	10/01/2009
	Geothermal Steam Act of 1970 (30 U.S.C. 1001 – 1025)	New Serial No.
Department of the Interior Appropriations Act, Fiscal Year 1981 (42 U.S.C. 6508)

Type or print plainly in ink and sign in ink.

PART A: ASSIGNMENT

1.	Assignee*	Iceland America Energy, Inc.
	Street	701 Wilshire Blvd Ste 4500
	City, State, Zip Code	Los Angeles CA 90017	1a Assignor	ORNI 5, LLC

*If more than one assignee, check here [ ] and list the name(s) and address(es) of all additional assignees on page 2 of this form or on separate attached sheet of paper.

This record title assignment is for: (Check one) [ ] Oil and Gas Lease, or [ X ] Geothermal Lease

Interest conveyed: (Check one or both, as appropriate) [ X ] Record Title, [ ] Overriding Royalty, payment out of production or other similar interest or payments

2. This assignment conveys the following interest:
Land Description		Percent of Interest		Percent of Overriding
Additional space on page 2, if needed. Do not submit documents or	Owned	Conveyed	Retained	Royalty Similar Interests
agreements other than form; such documents or agreements shall only be				Reserved	Previously
referenced herein.					reserved
or
conveyed
a	b	c	d	e	f
T. 11 S. R. 10 E. SBM	100%	100%	0

Section 18, All

FOR BLM USE ONLY – DO NOT WRITE BELOW THIS LINE
UNITED STATES OF AMERICA

This assignment is approved solely for administrative purposes. Approval does not warrant that either party to this assignment holds legal or equitable title to this lease.

[ ] Assignment approved for above described lands;	[ ] Assignment approved for attached land description

Assignment approved effective ____________________	[ ] Assignment approved for land description indicated on reverse of this form

By
Bureau of Land Management (BLM)	(Title)	(Date)
(Continued on page 2)

Part A (continucd) ADDITIONAL SPACE for names and addresses of additional assignees in Item No.I, if needed, or for Land description in Item No. 2, 1f needed

PART B- CERTIFICATION AND REQUEST FOR APPROVAL

I.	The Assignor certifies as owner of an interest in the above designated lease that he/she hereby assigns to the above assignee(s) the rights specified above

Assignee certifies as follows (a) Assignee is a citizen of the United States, an association of such citizens; a municipality; or a corporation organized under the laws of the United States or of any State or territory thereof. For the assignment of NPR-A leases, assignee is a citizen, national or resident alien of the United States or association of such citizens, national, resident aliens or private, public or municipal corporations, (b) Assignee is not considered a minor under the laws of the State in which the lands covered by this assignment are located; (c) Assignee's chargeable interests, direct and indirect, in each public domain and acquired lands separately in the same State, do not exceed 246,080 acres in oil and gas leases (of which up to 200,000 acres may be in oil and gas options), or 300,000 acres in leases in each l easing District in Alaska of which up to 200,000 acres may he in options, if this is an oil and gas lease issued in accordancewith the Mineral Leasing Act of 1920, or 51,200 acres in any one State if this is a geothermal l e a s e ; (d) All parties holding an interest in the assignment are otherwise in compliance with the regulations (43 CFR (Group 3100 or 3200) and the authorizing Acts; (c) Assignee is in compliance with recl amation requirements for all Federal oil and gas lease holdings as required by s e c 17(g) of the Mineral Leasing Act; and (f) Assignee is not in violation of sec 41 of the Mineral Leasing Act.

3.	Assignee's signature to this assignment cons t i t u t es acceptance of all applicable t e rms, conditions, stipulations and restrictions pertaining to the lease described herein.

For geothermal assignments, an overriding royalty may not be less than one-fourth (1/4) of one percent of the value of output, not greater than 50 percent of the rate of royalty due to the United States when this assignment is added to all previously created overriding ro ya l t i e s (43 CFR 3241)

I certify that the statements made herein by me are true, complete, and correct to the best of my knowledge and belief and are made in good faith.

Executed this	25th	day of	October	20	10

Name of Assignor as shown on current lease	ORNI 5, LLC	Assignee	Iceland America Energy Inc.

Assignor	/s/ William R. Sherman	Assignee	/s/ Paul E. Wilson
			Iceland America Energy Inc., CEO
				oc
6225 Neil Road
Reno, NV	89511

Title 18 U.S.C. Sec 1001 makes it a crime for any person knowingly and willfully to make to any Department or agency of the United States any false, fictitious, or fraudulent statements or representations as to any matters within its jurisdiction.

(Continued on page 3)	(Form 3000-3, page 2)

EXHIBIT "I" TO LEASE ASSIGNMENT AGREEMENT

Form of the ORNI 5 Recorded Assignment

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

ICELAND AMERICA ENERGY, INC.
707 Wilshire Boulevard, Suite 4500
Los Angeles, California 90017
Attn: President

Assessor's Parcel Numbers:

The undersigned declare that this document does not grant, assign, transfer, convey or vest title to real property within the meaning of Section 11911 of the California Revenue and Taxation Code, and hence NO DOCUMENTARY TRANSFER TAX IS DUE.

The real property described herein is located in an unincorporated area of Imperial County, State of California.

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is made and entered into as of October 25, 2010 by and between the following parties (each, a "Party" and collectively, the "Parties"): ORNI 5, LLC, a Delaware limited liability company ("Assignor"), whose address is 6225 Neil Road, Reno, Nevada 89511, and ICELAND AMERICA ENERGY, INC., a California corporation ("Assignee") whose address is 707 Wilshire Boulevard, Suite 4500, Los Angeles, California 90017.

1. Assignment of Leases. For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, transfers, sets over and conveys unto Assignee, its successors and assigns, those certain leases described on Exhibit "A" attached hereto <md incorporated herein by this reference (collectively, the "ORNI 5 Leases").

2. Acceptance of Assignment. Assignee hereby accepts the above assignment and assumes, undertakes and agrees to perform the obligations of Assignor under and pursuant to the ORNI 5 Leases.

3. Agreement To Pay Consideration. Assignee acknowledges that pursuant to that certain unrecorded Lease Assignment Agreement dated as of September 10, 2010 by and among Assignee, Assignor and ORNI 21 LLC, a Delaware limited liability company (the "Agreement"), Assignee has agreed to pay Assignor the sum of Fifty Thousand Dollars ($50,000.00), in cash, by wire transfer or by other immediately available funds, within fifteen (15) days after Assignee, any Affiliate (as that term is defined in the Agreement) thereof, or any successor or assign of Assignee or any Affiliate thereof, receives the first proceeds of any loan or equity contribution relating to or derived from the financing of any geothermal electrical generating facility that is located anywhere within (or that utilizes geothermal resources located anywhere within, or that injects geothermal effluent or condensate into) the Prospect Area (as that term is defined in the Agreement) or any part thereof; provided, however, that such a financing shall be deemed to include, among other things, the sale of production tax credits, investment tax credits, or any other tax benefits associated with construction or operation of such geothermal electrical generating facility. By this Assignment, Assignee hereby (a) re-affirms its obligation to make such payment and (b) gives notice of such obligation in the Official Records of Imperial County, California.

4. Right of First Refusal. Assignee acknowledges that pursuant to the Agreement, Assignee has given Assignor a right of first refusal, to be exercised by an Affiliate of Assignor, to provide certain services and equipment to Assignee or its Affiliate. By this Assignment, Assignee hereby (a) re-affirms its obligations under section 1.3 of the Agreement (which contains the terms relating to such right of first refusal) and (b) gives notice of such obligations in the Official Records of Imperial County, California.

5. General Terms. No modification, waiver, amendment, discharge or change of this Assignment shall be valid unless the same is in writing and signed by the Party against whom the enforcement thereof is sought. In the event that any term or provision hereof is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, then the same shall not affect the validity or enforceability of any other term or provision hereof, it being specifically agreed that the terms and provisions hereof are severable for such purposes. This Assignment shall be binding upon and inure to the benefit of the Parties and their respective heirs, administrators, executors, representatives, successors and assigns. l11is Assignment shall he construed equally as between and against the Parties, and shall not be construed against one Party solely by reason of its drafting of this Assignment. This Assignment shall be governed by and construed in accordance with the laws of the State of California. Captions used herein are for convenience of reference only and do not affect the meaning or intent hereof. This Assignment may be executed in multiple counterparts, all of which shall constitute one and the same Assignment.

{SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the Parties have executed this Assignment as of the date and year first above written.

Assignor:	ORNI 5 LLC,
a Delaware limited liability company

By: /s/ William R. Sherman

Print Name: William R. Sherman

Title: Authorized Representative

Assignee:	ICELAND AMERICA ENERGY, INC.,
a California corporation

By: /s/ Paul E. Wilson

Print Name: Paul E. Wilson

Title: CEO

ACKNOWLEDGMENTS

STATE OF C a l i f o r n i a	)

COUNTY OF Sacramento	)

On 10/25/10 , before me, Harold McCallum , a notary public, personally appeared William R. Sherman and Paul E. Wilson , Personally known to me (or proved to me on the 'basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity on behalf of which the person(s) acted, executed the instrumment.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature /s/ Harold McCallum

STATE OF ____________________	)
)
COUNTY OF ____________________	)

On ____________________, before me ____________________, a notary public, personally appeared ____________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity on behalf of which the person(s) acted, executed the instnm1ent.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ____________________

EXHIBIT "A" TO ASSIGNMENT AND ASSUMPTION AGREEMENT

Description of the ORNI 5 Leases

The following geothermal leases, collectively consisting of approximately 3,060.23 acres:

A.	Private Leases:

1. Geothermal Lease and Agreement dated February 8, 2002 between John P. Atkinson Jr., Rock Larue Atkinson and Patricia E. Hughes, tenants in common, as lessor, and ORNI 5, LLC, as lessee, a Memorandum of which was recorded in the Official Records of Imperial Colll1ty, California in Book 2114, page 412 on March 26, 2002 which encumbers approximately 2.31 acres located in Section 5, Township 11 South, Range 10 East.

2. Geothermal Lease and Agreement dated February 8, 2002 between Salton Sea Energy Investments, Inc., as lessor, and ORNI 5, LLC, as lessee, a Memorandum of which was recorded in the Official Records of Imperial County, California in Book 2111 at Page 1511 on March 11, 2002, which encumbers approximately 184.26 acres located in Section 5, Township 11 South, Range 10 East.

3. Geothermal Resources Lease and Agreement dated March 26, 1990 between William A. Pon, Michael H. Pon, Michelle Pon Gurnee and Brian T. Pon, as lessor, and ORNI 4, LLC, as lessee, a Memorandum of which was recorded in the Official Records of Imperial County, California in Book 1671 at page 1512 on April 30, 1991, as amended by that certain First Amendment to Geothermal Resource Lease and Agreement between lessor and and lessee, dated March 31, 2000, a Memorandum of which was recorded in the Official Records of Imperial County, California in Book 2014 at page 735 on May 9, 2000 as amended by that certain Second Amendment to Geothermal Resources Lease between lessor and lessee, dated March 1, 2005, a Memorandum of which was recorded in the Official Records of Imperial County, California as Instrument Number 2006-017604 on April 10, 2006 and an Assignment and Assumption Agreement between ORNI 4, LLC, as assignor and ORNI 5, LLC, as assignee, a copy of which was recorded in the Official Records of Imperial County, California as Instrument Number 2009-18504 on June 23, 2009 ; which encumbers approximately 2,222.52 acres located in Sections 7, 9, 15 and 17 in Township II South, Range 10 East. The Pons and ORNI 5, LLC acknowledge the lease remains in full force and effect through March 26, 20 II.

B.	BLM Lease:

1. CACA 43302, effective October I, 2009, between the Bureau of Land Management, as lessor, and Ormat Nevada, Inc., as lessee, of approximately 651.96 acres which encumbers all of Section 18, Township II South, Range 10 East. An Assignment of Record Title Interest in a Lease for Oil and Gas or Geothermal Resources transferring Ormat Nevada, Inc.'s interest in CACA 43302 to ORNI 5, LLC is pending before the California office of the Bureau of Land Management.

EXHIBIT "J" TO LEASE ASSIGNMENT AGREEMENT

Form of the IAE Recorded Assignment

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

ORNI21 LLC.
6225 Neil Road
Reno, Nevada 89511
Attn: Land Department

Assessor's Parcel Numbers:

The undersigned declare that this document does not grant, assign, transfer, convey or vest title to real property within the meaning of Section 11911 of the California Revenue and Taxation Code, and hence NO DOCUMENTARY TRANSFER TAX IS DUE.

The real property described herein is located in an unincorporated area of Imperial County, State of California.

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is made and entered into as of October 25 , 2010, by and between the following parties (each, a "Party" and together, the "Parties"): ICELAND AMERICA ENERGY, INC., a California corporation ("Assignor"), whose address is 707 Wilshire Boulevard, Suite 4500, Los Angeles, California 90017, and ORNI 21, LLC, a Delaware limited liability company ("Assignee"), whose address is 6225 Neil Road, Reno, Nevada 89511.

1. Assignment of Leases. For valuable consideration, the receipt and sutlicicncy of which arc hereby acknowledged, Assignor hereby assigns, transfers, sets over and conveys unto Assignee, its successors and assigns, those certain leases described on Exhibit "A" attached hereto and incorporated herein by this reference (collectively, the "IAE Leases").

2. Acceptance of Assignment. Assignee hereby accepts the above assignment and assumes, undertakes and agrees to perform the obligations of Assignor under and pursuant to the IAE Leases.

3. General Terms. No modification, waiver, amendment, discharge or change of this Assignment shall be valid unless the same is in writing and signed by the Patiy against whom the enforcement thereof is sought. In the event that any tem1 or provision hereof is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, then the same shall not affect the validity or enforceability of any other tem1 or provision hereof, it being specifically agreed that the terms and provisions hereof are severable for such purposes. This Assignment shall be binding upon and inure to the benefit of the Parties and their respective heirs, administrators, executors, representatives, successors and assigns. This Assignment shall be construed equally as between and against the Parties, and shall not be construed against one Party solely by reason of its drafting of this Assignment. This Assignment shall be governed by and construed in accordance with the laws of the State of California. Captions used herein are for convenience of reference only and do not affect the meaning or intent hereof. This Assignment may be executed in multiple counterparts, all of which shall constitute one and the same Assignment.

[.SIGNATURES FOLLOW ON NEXT PAGEJ

IN WITNESS WHEREOF, the Parties have executed this Assignment as of the date and year first above written.

Assignor:	ICELAND AMERICA ENERGY, INC.
a California corporation

By: /s/ Paul E. Wilson

Print Name: Paul E. Wilson

Title: CEO

Assignee:	ORNI 21 LLC,
a Delaware limited liability company

By: /s/ William R. Sherman

Print Name: William R. Sherman

Title: Authorized Representative

ACKNOWLEDGMENTS

STATE OF C a l i f o r n i a	)

COUNTY OF Sacramento	)

On 10/25/10 , before me, Harold McCallum , a notary public, personally appeared William R. Sherman and Paul E. Wilson , Personally known to me (or proved to me on the 'basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity on behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature /s/ Harold McCallum

STATE OF ____________________	)
)
COUNTY OF ____________________	)

On ____________________, before me, ____________________, a notary Public, personally appeared ____________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity on behalf of which the person(s) acted, executed the instrument I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature ____________________

EXHIBIT "I" TO ASSIGNMENT AND ASSUMPTION AGREEMENT

Description of the IAE Leases

The following geothermal leases, collectively consisting of approximately 891.22 acres:

1. Geothermal Lease and Agreement dated May 21, 2007 between Rodolfo Arechiga a single man, as to an undivided one-half interest and John Brett and Maurine Brett, husband and as community property, as to an undivided one-half interest , as lessor, and Pacific Hydro US Holding, Inc., a Delaware corporation, as lessee, a Memorandum of which was recorded in the Official Records on July 2, 2007 as Instrument No. 2007-26379, and assigned by that certain Assignment of Geothermal Lease between Pacific Hydro US Holdings, Inc., a Delaware corporation and Layman Energy Associates, Inc., a California corporation, a Memorandum of which was recorded in the Official Records on November 5, 2007 as Instrument No. 2007-040795; which encumbers approximately 160 acres located in Section 20, Township I0 South, Range 14 East, described as follows:

The Northeast Quarter of Section 20, Township I0 South, Range 14 East, S.B.M., in an unincorporated area of the County of Imperial, State of California, according to the official Plat thereof.

2. An unrecorded Geothermal Lease and Agreement dated March 1, 2009 between Bobby J. Nelson and Xochtil Irene Bulong, as Trustors and Trustees of the Bob Nelson and Irene Bulong Family Trust Dated March 4, 1996, as lessor, and Iceland America Energy, Inc. a California corporation, as lessee, which encumbers approximately 40 acres located in Section 33, Township 10 South, Range 14 East, described as follows:

The South half of the South half of the Northeast quarter of Section 33, Township I 0 South, Range 14 East San Bernardino Base and Meridian, in an unincorporated area of the County of Imperial, State of California, according to the official plat thereof.

3. An unrecorded Geothe1mal Lease and Agreement dated May I, 2009 between Hampton E. Spencer, a married man dealing with his sole and separate property, as lessor, and Iceland America Energy, Inc. a California corporation, as lessee, which encumbers approximately 80 acres located in Section 33, Township 10 South, Range 14 East, described as follows:

The East half of the South half of the South half of Section 33, Township 10 South, Range 14 East, San Bernardino Base and Meridian.

4. An unrecorded Geothermal Lease and Agreement dated September I, 2009 between Norma M. Jameson, a single woman, Gerald R. Jameson, a married man dealing with his sole and separate property and Diane C. Denney, a married woman dealing with her sole and separate property, as lessor, and Iceland America Energy, Inc., a California corporation, as lessee, which encumbers approximately 611.22 acres located in Sections 4, 5, 20, 32, Township 10 South, Range 14 East, described as follows:

Parcel 1: The Southeast quarter of Section 32, Township 10 South, Range, 14 East, S.B.B.M., County of Imperial, State of California, according to the official plat thereof:

Except that portion lying north m1d east of Southern Pacific right of way,

also Except that portion conveyed to the State of California by deed recorded October 22, 1949, in Book 761, Page 141 of Official Records.

Parcel 2: That part of the North half of the Southwest quarter of Section 32, Township 10 South, Rm1ge 14 East, S.B.B.M., County of Imperial, State of California, according to the official plat thereof, lying South and West of Southern Pacific Railroad right of way.

Parcel 3: The South half of the Southwest quarter of Section 32; Township 10 South, Range 14 East, S.B.B.M., County of Imperial, State of California, according to the official plat thereof.

Parce14: The Northeast quarter of Section 5, Township 11 South, Range 14 East, S.B.B.M., County of Imperial, State of California, according to the official plat thereof.

Except the following described land: Commencing at the East quarter comer of Section 5; thence West 900 feet to a point; thence North 51o 50' East, following the center line of existing Imperial Irrigation District Drain to a point; thence North 77° 47' East, a distance of 66.51 feet to the Easterly line of said Section 5; thence South 0° 02' East, along said Easterly line of said Section 5, a distance of 670 feet to the point of beginning, conveyed to M.B. Davis by deed recorded October 28, 1949, in Book 761, page 444 of Official Records.

Parcel 5: the East one-fifth of the Northwest quarter of Section 5; Township 11 South, Range 14 East, S.B.B.M., County of Imperial, State of California, according to the official plat thereof.

Parcel 6: A portion of the South half of the Northwest quarter of Section 4; Township 11 South, Rm1ge 14 East, S.B.B.M., County of Imperial, State of California, according to the official plat thereof, described as follows:

Commencing at the West quarter corner of Section 4; thence North 0° 02' West along the Westerly line of said Section 4, 670 feet to the true point of beginning; thence continuing along the Westerly line North 0° 02' West, a distance of 650 feet to a point; thence East 574 feet to the center line of a wash; thence South 30° 46' West, along said center line 702.43 feet to the center line of existing Imperial

Irrigation District Drain, thence South 77° 47' West, along said center line a distance of219.4!feet to the point of beginning.

Parcel 7: The West half of the Southwest quarter of Section 20, Township 10 South, Range 14 East, S.B.B. &M., County of Imperial, State of California, according to the official plat thereof.

EXHIBIT "K" TO LEASE ASSIGNMENT AGREEMENT

Form of the Royalty Agreement

ROYALTY AGREEMENT

THIS ROYALTY AGREEMENT (this "Royalty Agreement") is made and entered into as of October 25, 2010 (the "Commencement Date"), by and between the following parties (each, a "Party" and together, the "Parties''): ICELAND AMERICA ENERGY, INC., a California corporation ("IAE''); and ORNI 5 LLC, a Delaware limited liability company ("ORNI 5'').

Recitals

A. If all of IAE's developmental requirements can be satisfied, IAE intends (but shall not be obligated) to develop, construct and operate one or more Generating Facilities on the lands that are subject to the Leases and/or on other lands owned or leased by IAE in the general vicinity of the Leases, which lands are collectively described in Exhibit "A" attached hereto and are generally depicted by cross-hatching on the map shown in Exhibit "A-1" attached hereto (the "Prospect Area'')

B. To that end, IAE has acquired certain geothermal leases from ORNI 5, which leases are located within the Prospect Area and are more particularly described on Exhibit "B" attached hereto and incorporated herein by this reference (the "Leases''), C. In connection with its acquisition of the Leases from ORNI 5, IAE has agreed to pay to ORNI 5 certain royalties from the operation of any such Generating Facilities, on all of the terms and conditions set forth herein; and, by this Royalty Agreement, the Parties desire to memorialize such agreement of record,

Agreement

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1-DEFINITIONS

1.1 Certain Definitions. In addition to the other capitalized tenns defined in this Royalty Agreement, and unless the context shall otherwise require, the following capitalized terms used herein shall have the following meanings:

1.1.1 "Affiliate" means any Person that directly or indirectly controls or is controlled by, or is under common control with, IAE or any Transferee; with the term "control" (including with correlative meaning, the terms "controlled by" and "under common control with"), when used with respect to any Person, meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, judicial order or otherwise.

1.1.2 "Expenses" means all: (a) costs, expenses, charges, overhead and other expenditures (whether or not capital in nature) associated with Operations, including (i) costs, expenses, charges, overhead and other expenditures paid in connection with the operation, maintenance, administration, repair and improvement of the Project, and in connection with the transmission of electricity from the Project, (ii) premiums on insurance policies, (iii) taxes (including sales and excise taxes, property taxes and franchise taxes) and (iv) legal, accounting and other professional fees; (b) rentals, royalties and other compensation, consideration, penalties, fees and other amounts paid to any of the Lessors; and (c) principal, interest and other payments made in connection with indebtedness associated with Operations, including any payments made to other Persons in connection with any sale-leaseback structure for part or all of the Project.

1.1.3 "Geothermal Substances" means: (a) the natural geothermal energy and natural heat of the earth, and the energy present in, resulting from or created by, or which may be extracted from, the natural heat of the earth or the heat present below the surface of the earth, in whatever form such heat or energy naturally occurs; (b) all natural products of geothermal processes, including indigenous hot water, hot brine, steam and other fluids and gases; (c) hot water, hot brine, stean1, and other fluids and gases resulting from water or other substances being artificially introduced into the subsurface of the land; and (d) all minerals, salts, chemicals, by-products and other substances or matter, whether in solid, liquid or gaseous form, in mixture or solution in, or otherwise extracted or produced from, geothermal effluent or geothermal wells.

1.1.4 "Geothermal Unit" means a plan or scheme of development and/or operation for the production, injection, utilization and/or conservation of Geothermal Substances, in which separate lands, leases and/or working interests are developed and/or operated as a single working unit.

1.1.5 "Generating Facilities" means any geothermal electrical generating facilities developed by IAE or a Transferee or Affiliate that from time to time (a) are fueled by Geothermal Substances produced from lands within the Prospect Area and/or (b) inject Geothermal Substances or condensate into lands within the Prospect Area.

1.1.6 "Lessors'' means, collectively and individually, the lessors of the various geothermal leases (including the Leases) from time to time held by IAE or a Transferee or Afllliate within the Prospect Area.

1.1.7 "Operations" means any and all activities and operations that IAE or any Transferee or Affiliate may conduct in connection with (a) developing or utilizing the Geothem1al Substances located within the Prospect Area or (b) developing or operating one or more Generating Facilities, including: (i) exploring for, testing for, drilling for, capturing, producing, extracting, recovering, taking, storing, utilizing, treating, refining, processing, converting, selling, transporting, injecting and disposing of Geothermal Substances and the products and energy produced therefrom; and (ii) constructing, installing, erecting, using, maintaining, repairing, altering, reconstructing, dismantling, removing and replacing buildings, structures, facilities, improvements, fixtures, sumps, ponds, machinery, tools, equipment and other real and personal property in connection with, for the benefit of or incidental to any of the foregoing purposes and activities, including (1) wells and wellsites for the production of Geothermal Substances from, or for the injection or rei11jection of water, waste water, fluids, gases, effluent and residual products into, the subsurface of the land, (2) pipelines and pumps, (3) transmission and other utility lines and installations, (4) evaporation, settling and storage basins, (5) roads, (6) signs and monuments, (7) Generating Facilities, (8) operations and maintenance f lCilities and (9) related office and logistical support facilities.

1.1.8 "Person" means any individual, corporation, partnership, limited liability company, trust, unincorporated organization or governmental entity or authority.

1.1.9 "Project" means the Generating Facilities and their associated wellficlds from time to time developed by TAE and any Transferees or Affiliates.

1.1.10 "Revenues" means all revenues and receipts actually received in connection with Operations, including alimonies received from the sale of electricity generated by a Generating Facilities, gross of any Expenses or other deductions or offsets.

1.1.11 "Royalty" means the Royalty (as that term is defined below).

1.1.12 "Transferee" meat1s any Person (including its successors and assigns) who receives an assignment, sublease or other transfer of some or all of the right, title and interest of IAE or any Aftlliate of IAE in the Leases or any thereof, or in the Prospect Area or the Project.

ARTICLE 2-THE ROYALTY

2.1 The Royalty. IAE and each Transferee and Affiliate shall pay the following to ORNI 5, in arrears, on or before the last day of each calendar month (the Royalty''): (a) an amount equal to one half percent (0.5%) of the Revenues, if any, actually received by IAE or any Transferee or Affiliate during the previous calendar month, which amount shall apply for the entire period of time commencing on the Commencement Date and ending on the fifteenth (15th)) anniversary of the Commencement Date and (b) an amount equal to tbree quarters of three quarters of one percent (0.75%) of the Revenues, if any, actually received by IAE or at1y Transferee or Affiliate during the previous calendar month, which amount shall apply for the entire period of time commencing on the fifteenth anniversary of the Commencement Date and ending when the term of this Agreement expires as provided in Section 4.1 hereof By way of example only, with respect to Revenues received during the month of August, 2013, the Royalty would be paid on or before September 30, 2010. The Royalty shall be paid before any Expenses are paid, and shall be senior to all of the Expenses. Further, the Royalty shall be paid as expressly provided herein, regard to any different method of calculating royalties or other amounts paid to the Lessors or any other Person.

2.2 Clarification of Intent. The Parties intend that the Royalty shall be paid on the basis of Revenues from the Generating Facilities, regardless of the structures put in place to construct, operate, finance or sell equity in the Generating Facilities, and regardless of the Person who actually receives such Revenues. As such:

2.2.1 Notwithstanding Section 2.1 hereof, in the event of any of the following structures, the Royalty shall be calculated on the basis of Revenues from each Generating Facility (even if such Generating Facility is not owned by IAE, a Transferee or an Affiliate), as if IAE owned such Generating Facility and received the Revenues there from: (a) a fluid supply structure, in which IAE or a Transferee or Affiliate sells or supplies Geothermal Substances (whether or not processed) to an Generating Facility owned by a Transferee, an Affiliate or any other Person, (b) a sale-leaseback transaction, in which a Generating Facility is owned by a Person other than IAE or a Transferee or Affiliate, and as to which IAE or a Transferee or Affiliate is a lessee, sublessee or sub-sublessee or (c) any other structure in which IAE or any Transferee or Affiliate is not the owner of the Generating Facility.

2.2.2 Subject to Section 2.2.3 hereof, the Royalty shall be calculated solely on the basis of Revenues from each Generating Facility, without regard for which lands or leases within the Prospect Area (including the Leases) provide the production or injection capacity therefor, and regardless whether or not (a) some or all of those lands or leases (including the Leases) are committed to a Geothermal Unit, (b) wells on some, but not all of those lands or leases (including the Leases) produce at a higher or lower rate of production or injection, or are shut-in or abandoned or (c) Geothermal Substances from the Prospect Area are commingled with Geothermal Substances from outside the Prospect Area.

2.2.3 In the event that some, all or any portions of the Leases are committed to a Geothermal Unit for which a declaration of unit has been recorded in the Official Records of Imperial County California, then the Royalty attributable to such Leases (or such portions thereof as applicable) shall be multiplied by a fraction, (a) the numerator of which shall be the acreage of such Leases (or such portions thereof, as applicable) from time to time committed to such Geothermal Unit, as shown in such declaration of unit and (b) the denominator of which shall be the total acreage of all the lands, leases and working interests from time to time committed to such Geothermal Unit, as shown in such declaration of unit. In no event, however, shall the Leases or any thereof, or any portion or portions thereof, be committed to a Geothermal Unit that exceeds four thousand (4,000) acres in size.

2.3 Statements and Audits.

2.3.1 Any and all computations and calculations with respect to the Royalty (the "Calculations) shall be performed by IAE or the applicable Transferee or Affiliate. Along with each Royalty payment, IAE (or the applicable Transferee or Affiliate) shall deliver a statement to ORNI 5 showing the basis for the Calculations applicable to such payment.

2.3.2 ORNI 5 shall have the right to demand, from time to time, by written notice to IAE or any Transferee or Affiliate, an audit of the Calculations applicable to any payment or payments of the Royalty. All fees and other costs associated with such audit shall initially be paid by ORNI 5; provided, however, that if such audit establishes that there has been an underpayment, then IAE or such Transferee or Affiliate shall, within fifteen (15) days after written request therefor, (a) pay the amount of such underpayment to ORNI 5, together with interest as provided in Section 3.2 hereof and (b) reimburse ORNI 5 for all out-of-pocket costs, expenses and fees paid or incurred by ORNI 5 to conduct such audit.

ARTICLE3-DEFAULT AND REMEDIES

3.1 Default. If IAE or any Transferee or Affiliate fails to make any Royalty payment when due hereunder, or fails in any other respect to perform its obligations under this Royalty Agreement, and such failure continues for thirty (30) days after written notice from ORNI 5, then IAE or such Transferee or Affiliate (as applicable) shall be in default hereunder.

3.2 Remedies. Upon a default by IAE or any Transferee or Affiliate hereunder, (a) ORNI 5 shall be entitled to exercise any and all remedies available to it hereunder, at law or in equity, all of which remedies shall be cumulative and (b) in addition thereto, ORNI 5 shall be entitled to collect interest on the amount due, until the same is paid, at a rate equal to the lesser of (i) LIBOR plus four hundred (400) basis points or (ii) the maximum rate permitted by law.

ARTICLE 4- MISCELLANEOUS PROVISIONS

4.1 Term. The term of this Royalty Agreement shall commence on the Commencement Date and shall continue until the earlier to occur of (a) the fiftieth (501h) anniversary of the Commencement Date or (b) the date on which neither IAE nor any Transferee or Affiliate, nor any successor or assign of either thereof, holds any estate or interest (whether in the fom1 of fee title, leasehold, or other interest) within the Prospect Area.

4.2 Notice. Any notice, demand or other communication required or desired to be given by either Party to the other Party pursuant to or with respect to this Royalty Agreement shall be in writing and shall be (a) personally delivered, (b) sent by United States certified mail, return receipt requested and postage prepaid or (c) sent by overnight common carrier or delivery service; in each case addressed to the other Party as follows:

If addressed to IAE or any
Transferee or Affiliate, to:	Iceland America Energy, Inc.
707 Wilshire Boulevard, Suite 4500
Los Angeles, Califomia 90017
Attn: President

If addressed to ORNI 5, to:	ORNI 5, LLC
6225 Neil Road
Reno, Nevada 89511
Attn: Land Department

Any such notice, demand or other communication (i) that is personally delivered shall be deemed given and delivered when received or (ii) that is sent by certified mail or by overnight common carrier or delivery service shall be deemed given and delivered two (2) days after the same is placed in the United States mail or given to such common carrier or delivery service. Each Party may change its address for notice purposes by giving written notice of such change to the other Party in the manner provided in this Section 4.2.

4.3 Further Assurances. Each Party shall promptly execute, and, if appropriate, cause to be acknowledged and recorded, any document or instrument that is reasonably requested by the other Patty to effectuate and implement the purpose and intent of this Royalty Agreement.

4.4 Attorneys' Fees. In the event of any action or proceeding between the Parties arising in connection with this Royalty Agreement, the prevailing Party shall be entitled to recover its actual attorneys' fees and all fees, costs and expenses incurred for prosecution, defense, consultation or advice in such action or proceeding.

4.5 Miscellaneous Provisions. Waiver by one Party of the performance of any covenant, condition or provision hereof shall not invalidate this Royalty Agreement, nor shall it be considered to be a waiver by such Party of any other covenant, condition, or provision hereof. No modification, waiver, amendment, discharge or change of this Royalty Agreement shall be valid unless the same is in writing and signed by the Party against whom the enforcement thereof is sought. In the event that any term or provision hereof is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, then the same shall not affect the validity or enforceability of any other term or provision hereof, it being specifically agreed that the terms and provisions hereof are severable for such purposes. This Royalty Agreement contains the entire agreement between the Parties in connection the Royalty, and all prior or contemporaneous proposals, agreements, understandings, representations and statements with respect to the Royalty, whether oral or written, are merged herein and superseded hereby. All of the terms of this Royalty Agreement shall be binding upon and inure to the benefit of the Parties (and any Transferees and Affiliates) and their respective heirs, administrators, executors, representatives, successors and assigns. The Parties hereby waive their respective rights to a trial by jury in any action or proceeding involving the Royalty or arising out of this Royalty Agreement. The tem1s "include", "includes" and "including", as used herein, are without limitation. The use of the neuter gender includes the masculine and feminine, and the singular number includes the plural, and vice versa, whenever the context so requires. This Royalty Agreement shall be construed equally as between and against the Parties, and shall not be construed against one Party solely by reason of its drafting of this Royalty Agreement. This Royalty Agreement shall be governed by and construed in accordance with the laws of the State of California. Captions used herein arc for convenience of reference only and do not affect the meaning or intent hereof. This Royalty Agreement may be executed in multiple counterparts, all of which shall constitute one and the same Agreement.

[SIGNATURES FOLLOW ON NEXT PAGE/

IN WITNESS WHEREOF, the Parties have executed this Royalty Agreement as of the Commencement Date.

IAE	ICELAND AMERICA ENERGY, INC.,
a California corporation

By: /s/ Paul E. Wilson

Print Name: Paul E. Wilson

Title: CEO

ORNI 5:	ORNI 5 LLC,
a Delaware limited liability company

By: /s/ William R. Sherman

Print Name: William R. Sherman

Title: Authorized Representative

EXHIBIT "A" TO ROYALTY AGREEMENT

Map of the Prospect Area

PROSPECT AREA

EXHIBIT "B" TO ROYALTY AGREEMENT

Description of the Leases

The following geothermal leases, collectively consisting of approximately 3,060.23 acres:

A.	Private Leases:

1. Geothermal Lease and Agreement dated February 8, 2002 between John P. Atkinson Jr., Rock Larue Atkinson and Patricia E. Hughes, tenants in common, as lessor, and ORNI 5, LLC, as lessee, a Memorandum of which was recorded in the Official Records of Imperial County, California in Book 2114, page 412 on March 26, 2002 which encumbers approximately 2.31 acres located in Section 5, Township II South, Range 10 East.

2. Geothermal Lease and Agreement dated February 8, 2002 between Salton Sea Energy Investments, Inc., as lessor, and ORNI 5, LLC, as lessee, a Memorandum of which was recorded in the Official Records of Imperial County, California in Book 2111 at Page 1511 on March 11, 2002, which encumbers approximately 184.26 acres located in Section 5, Township 11 South, Range 10 East.

3. Geothermal Resources Lease and Agreement dated March 26, 1990 between William A. Pon, Michael H. Pon, Michelle Pon Gurnee and Brian T. Pon, as lessor, and ORNI 4, LLC, as lessee, a Memorandum of which was recorded in the Official Records of Imperial County, California in Book 1671 at page 1512 on April30, 1991, as amended by that certain First Amendment to Geothermal Resource Lease and Agreement between lessor and and lessee, dated March 31, 2000, a Memorandum of which was recorded in the Ofificial Records of Imperial County, California in Book 2014 at page 735 on May 9 2000 as amended by that certain Second Amendment to Geothermal Resources Lease between lessor and lessee, dated March 1, 2005, a Memorandum of which was recorded in the Official Records of Imperial County, California as Instrument Number 2006-017604 on April 10, 2006 and an Assignment and Assumption Agreement between ORNI 4, LLC, as assignor and ORNl 5, LLC, as assignee, a copy of which was recorded in the Official Records of Imperial County, California as Instrument Number 2009-18504 on June 23, 2009 ; which encumbers approximately 2,222.52 acres located in Sections 7, 9, 15 and 17 in Township 11 South, Range 10 East. The Pons and ORNI 5, LLC acknowledge that the lease remains in full force and effect through March 26, 2011.

B.	BLM Lease:

1. CACA 43302, effective October 1, 2009, between the Bureau of Land Management, as lessor, and Ormat Nevada, Inc., as lessee, of approximately 651.96 acres which encumbers all of Section 18, Township 11 South, Range 10 East. An Assignment of Record Title Interest in a Lease for Oil and Gas or Geothermal Resources transferring Ormat Nevada, Inc.'s interest in CACA 43302 to ORNI 5, LLC is pending before the California office of the Bureau of Land Management.

EXHIBIT "L" TO LEASE ASSIGNMENT AGREEMENT

Form of the Royalty Agreement Memorandum

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

ORNI 5 LLC
6225 Neil Road
Reno, Nevada 89511
Attn: Land Department

Assessor's Parcel Numbers:

The undersigned declare that this document does not grant, assign, transfer, convey or vest title to real property within the meaning of Section 11911 of the California Revenue and Taxation Code, and hence NO DOCUMENTARY TRANSFER TAX IS DUE.

The real property described herein is located in an unincorporated area of Imperial County, State of California.

MEMORANDUM OF ROYALTY AGREEMENT

THIS MEMORANDUM OF ROYALTY AGREEMENT (this "Memorandum'is made and entered into as of October 25 , 2010 (the "Commencement Date''), by and between the following parties (each, a "Party" and together, the "Parties': ICELAND AMERICA ENERGY, INC., a California corporation ("IAE', whose address is 707 Wilshire Boulevard, Suite 4500, Los Angeles, California 90017, and ORNI 5 LLC, a Delaware limited liability company ("ORNI 5”), whose address is 6225 Neil Road, Reno, Nevada 89511.

This Memorandum is made and entered into with reference to that certain unrecorded Royalty Agreement of even date herewith between IAE and ORNI 5 (the "Royalty Agreement' , which Royalty Agreement affects the real property described in Exhibit "A" attached hereto and generally depicted by cross-hatching on the map shown in Exhibit "A-1" attached hereto (the "Prospect Area”) Capitalized terms used and not defined herein shall have the meanings given such terms in the Royalty Agreement.

NOTICE IS HEREBY GIVEN OF THE FOLLOWING:

1. Pursuant to the Royalty Agreement, IAE has agreed to pay ORNI 5, on all of the terms and conditions set forth in the Royalty Agreement, a royalty based on Revenues actually received from the sale of electrical energy generated by Generating Facilities from time to time located within the Prospect Area.

2. The term of the Royalty Agreement will commence on the Commencement Date and will continue until the earlier to occur of (a) the fiftieth (50h th) anniversary of the Commencement Date or (b) the date on which neither IAE nor any Transferee or Affiliate, nor any successor or assign of either thereof, holds any estate or interest (whether in the form of fee title, leasehold, or other interest) within the Prospect Area.

3. This Memorandum and the Royalty Agreement, and all terms hereof and thereof: shall be binding upon and inure to the benefit of the Parties (and any Transferees and Affiliates) and their respective heirs, administrators, executors, representatives, successors and assigns.

4. Reference is hereby made to executed copies of the Royalty Agreement in the possession of the Parties for all of the terms and provisions thereof, and such terms and provisions are incorporated herein and made a part hereof in all respects as though fully set forth herein. This Memorandum is prepared for the purpose of recordation only, and in no way modifies the terms or provisions of the Royalty Agreement. If there is any inconsistency between this Memorandum and the terms or provisions of the Royalty Agreement, the terms and provisions of the Royalty Agreement shall control. This Memorandum may be executed in multiple counterparts, all of which shall constitute one and the same Memorandum.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the Parties have executed this Memorandum as of the Commencement Date.

IAE	ICELAND AMERICA ENERGY, INC.,
a California corporation

By: /s/ Paul E. Wilson

Print Name: Paul E. Wilson

Title: CEO

ORNI 5:	ORNI 5 LLC,
a Delaware limited liability company

By: /s/ William R. Sherman

Print Name: William R. Sherman

Title: Authorized Representative

ACKNOWLEDGMENTS

STATE OF C a l i f o r n i a	)

COUNTY OF Sacramento	)

On October 25, 2010 , before me, Harold McCallum , a notary public, personally appeared William R. Sherman , Personally known to me (or proved to me on the 'basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity on behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature /s/ Harold McCallum

ACKNOWLEDGMENTS

STATE OF C a l i f o r n i a	)

COUNTY OF Sacramento	)

On 10/25/10 , before me, Harold McCallum , a notary public, personally appeared Paul E. Wilson , Personally known to me (or proved to me on the 'basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity on behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature /s/ Harold McCallum

EXHIBIT "A" TO MEMORANDUM OF ROYALTY AGREEMENT

Map of the Prospect Area

PROSPECT AREA

EXHIBIT "M" TO LEASE ASSIGNMENT AGREEMENT

Form of the ORNI 5 Quitclaim Deed

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

ICELAND AMERICA ENERGY, INC.
707 Wilshire Boulevard, suite 4500
Los Angeles, California 90017
Attn: President

Assessor's Parcel Numbers:

The undersigned declare that this document does not grant, assign, transfer, convey or vest title to real property within the meaning of Section 11911 of the California Revenue and Taxation Code, and hence NO DOCUMENTARY TRANSFER TAX IS DUE.

The real property described herein is located in an unincorporated area of Imperial County, State of California.

QUITCLAIM DEED

THIS QUITCLAIM DEED is made and entered into as of October 25, 2010 by ORNI 5 LLC., a Delaware limited liability company ("Grantor"), whose address is 6225 Neil Road, Reno, Nevada 89511, to and in favor of ICELAND AMERICA ENERGY, INC., a California corporation ("Grantee"), whose address is 707 Wilshire Boulevard, Suite 4500, Los Angeles, California 90017.

For good and valuable consideration, the receipt of which is hereby acknowledged, Grantor hereby remises, releases and forever quitclaims, grants and conveys to Grantee and Grantee's heirs, administrators, executors, representatives, successors and assigns, all of Grantor's right, title and interest, if any, in, to and under those certain lands located in Imperial County, California, described in Exhibit "A" attached hereto and incorporated herein by this reference.

NOTWITHSTANDING THE FOREGOING, nothing in this Quitclaim Deed shall be construed as quitclaiming, releasing, terminating or otherwise affecting any of Grantor's right, title or interest created or reserved under that ce1iain (a) unrecorded Assignment and Assumption Agreement of even date herewith between Grantor and Grantee, a Memorandum of which is being recorded concurrently herewith or (b) unrecorded Royalty Agreement of even date herewith between Grantor and Grantee, a Memorandum of which is being recorded concurrently herewith.

IN WITNESS WHEREOF, Grantor has executed this Quitclaim Deed as of the date first written above.

Grantor:	ORNI 5 LLC,
a Delaware limited liability company

By: /s/ William R. Sherman

Print Name: William R. Sherman

Title: Authorized Representative

State of California
County of Sacramento

On October 25, 2010 , before me, Harold McCallum , a notary public, personally appeared William R. Sherman , Personally known to me (or proved to me on the 'basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity on behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature /s/ Harold McCallum

EXHIBIT "A" TO ORNI 5 QUITCLAIM DEED

THE FOLLOWING LANDS LOCATED IN AN UNINCORPORATED AREA OF THE COUNTY OF IMPERIAL, STATE OF CALIFORNIA:
The following geothermal leases, collectively consisting of approximately 3,060.23 acres:

A.	Private Leases:

I. Geothermal Lease and Agreement dated February 8, 2002 between John P. Atkinson Jr., Rock Lame Atkinson and Patricia E. Hughes, tenants in common, as lessor, and ORNI 5, LLC, as lessee, a Memorandum of which was recorded in the Official Records of Imperial County, California in Book 2114, page 412 on March 26, 2002 which encumbers approximately 2.31 acres located in Section 5, Township 11 South, Range 10 East.

2. Geothermal Lease and Agreement dated February 8, 2002 between Salton Sea Energy Investments, Inc., as lessor, and ORNI 5, LLC, as lessee, a Memorandum of which was recorded in the Official Records of Imperial County, California in Book 2111 at Page 1511 on March 11, 2002, which encumbers approximately 184.26 acres located in Section 5, Township 11 South, Range 10 East.

3. Geothermal Resources Lease and Agreement dated March 26, 1990 between William A. Pon, Michael H. Pon, Michelle Pon Gurnee and Brian T. Pon, as lessor, and ORNI 4, LLC, as lessee, a Memorandum of which was recorded in the Official Records ofi Imperial County, California in Book 1671 at page 1512 on Apri130, 1991, as amended by that certain First Amendment to Geothermal Resource Lease and Agreement between lessor and and lessee, dated March 31, 2000, a Memorandum of which was recorded in the Official Records of Imperial County, California in Book 2014 at page 735 on May 9, 2000 as amended by that certain Second Amendment to Geothermal Resources Lease between lessor and lessee, dated March 1, 2005, a Memorandum of which was recorded in the Official Records of Imperial County, California as Instrument Number 2006-017604 on April 10, 2006 and an Assignment and Assumption Agreement between ORNI 4, LLC, as assignor and ORNI 5, LLC, as assignee, a copy of which was recorded in the Official Records of Imperial County, California as Instrument Number 2009-18504 on June 23, 2009 ; which encumbers approximately 2,222.52 acres located in Sections 7, 9, 15 and 17 in Township 11 South, Range 10 East. The Pons and ORNI 5, LLC acknowledge that the lease remains in full force and effect through March 26, 2011.

B.	BLM Lease:

1. CACA 43302, effective October 1, 2009, between the Bureau of Land Management, as lessor, and Onnat Nevada, Inc., as lessee, of approximately 651.96 acres which encumbers all of Section 18, Township 11 South, Range 10 East. An Assignment of Record Title Interest in a Lease for Oil and Gas or Geothermal Resources transferring

Ormat Nevada, Inc.'s interest in CACA 43302 to ORNI 5, LLC is pending before the California office of the Bureau of Land Management.

EXHIBIT "N"

Form of the IAE Quitclaim Deed

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

ORNI21 LLC
6225 Neil Road Reno,
Nevada 89511
Attn: Land Department

Assessor's Parcel Numbers:

The undersigned declare that this docw11ent does not grant, assign, transfer, convey or vest title to real property within the meaning of Section 11911 of the California Revenue and Taxation Code, and hence NO DOCUMENTARY TRANSFER TAX IS DUE.

The real property described herein is located in an unincorporated area of Imperial County, State of California.

QUITCLAIM DEED

THIS QUITCLAIM DEED is made and entered into as of October 25, 2010 by ICELAND AMERICA ENERGY, INC., a California corporation ("Grantor"), whose address is 707 Wilshire Boulevard, Suite 4500, Los Angeles, California 90017, to and in favor of ORNI 21 LLC, a Delaware limited liability company ("Grantee"), whose address is 6225 Neil Road, Reno, Nevada 89511.

For good and valuable consideration, the receipt of which is hereby acknowledged, Grantor hereby remises, releases and forever quitclaims, grants and conveys to Grantee and Grantee's heirs, administrators, executors, representatives, successors and assigns, all of Grantor's right, title, interest, if any, in, to and under those certain lands located in Imperial County, California, described in Exhibit "A" attached hereto and incorporated herein by this reference.

IN WITNESS WHEREOF, Grantor has executed this Quitclaim Deed as of the date first written above.

Grantor:	ICELAND AMERICA ENERGY, INC.,
a California corporation

By: /s/ Paul E. Wilson

Print name: Paul E. Wilson

Title: CEO

State of California
County of Sacramento

On 10/25/10 , before me, Harold McCallum , a notary public, personally appeared Paul E. Wilson , Personally known to me (or proved to me on the 'basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity on behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature /s/ Harold McCallum

EXHIBIT "A" TO IAE QUITCLAIM DEED

THE FOLLOWING LANDS LOCATED IN AN UNINCORPORATED AREA OF THE COUNTY OF IMPERIAL, STATE OF CALIFORNIA:

The following geothermal leases, collectively consisting of approximately 891.22 acres:

1. Geothermal Lease and Agreement dated May 21, 2007 between Rodolfo Arechiga a single man, as to an undivided one-half interest and John Brett and Maurine Brett, husband and as community property, as to an undivided one-half interest, as lessor, and Pacific Hydro US Holding, Inc., a Delaware corporation, as lessee, a Memorandum of which was recorded in the Official Records on July 2, 2007 as Instrument No. 2007-26379, and assigned by that certain Assignment of Geothermal Lease between Pacific Hydro US Holdings, Inc., a Delaware corporation and Layman Energy Associates, Inc., a California corporation, a Memorandum of which was recorded in the Official Records on November 5, 2007 as Instrument No. 2007-040795; which encumbers approximately 160 acres located in Section 20, Township 10 South, Range 14 East, described as follows:

The Northeast Quarter of Section 20, Township 10 South, Rm1ge 14 East, S.B.M., in an unincorporated area of the County of Imperial, State of Califomia, according to the official Plat thereof.

2. An unrecorded Geothermal Lease and Agreement dated March 1, 2009 between Bobby J. Nelson and Xochtil Irene Bulong, as Trustors and Trustees of the Bob Nelson and Irene Bulong Famil!y Trust Dated March 4, 1996, as lessor, and Iceland America Energy, Inc. a California corporation, as lessee, which encumbers approximately 40 acres located in Section 33, Township 10 South, Range 14 East, described as follows:

The South half of the South half of the Northeast quarter of Section 33, Township 10 South, Range 14 East San Bernardino Base and Meridian, in an unincorporated area of the County of Imperial, State of California, according to the official plat thereof.

3. An unrecorded Geothermal Lease and Agreement dated May 1, 2009 between Hampton E. Spencer, a married man dealing with his sole and separate property, as lessor, and Iceland America Energy, Inc. a California corporation, as lessee, which encumbers approximately 80 acres located in Section 33, Township 10 South, Range 14 East, described as follows:

The East half of the South half of the South half of Section 33, Township 10 South, Range 14 East, San Bernardino Base and Meridian.

4. An unrecorded Geothermal Lease and Agreement dated September 1, 2009 between Nanna M. Jameson, a single woman,. Gerald R. Jameson, a married man dealing with his sole and separate property and Diane C. De1mey, a married woman dealing with her sole and separate prope1iy, as lessor, and Iceland America Energy, Inc., a California corporation, as lessee, which encumbers approximately 611.22 acres located in Sections 4, 5, 20, 32, Township 10 South, Range 14 East, described as follows:

Parcel 1: The Southeast quarter of Section 32, Township 10 South, Range, 14 East, S.B.B.M., County of Imperial, State of California, according to the official plat thereof.

Except that portion lying north and east of Southern Pacific right of way,

also Except that portion conveyed to the State of California by deed recorded October 22, 1949, in Book 761, Page 141 of Official Records.

Parcel 2: That part of the North half of the Southwest quarter of Section 32, Township 10 South, Range 14 East, S.B.B.M., County of Imperial, State of California, according to the official plat thereof, lying South and West of Southern Pacific Railroad right of way.

Parcel 3: The South half of the Southwest quarter of Section 32; Township 10 South, Range 14 East, S.B.B.M., County of Imperial, State of California, according to the official plat thereof.

Parcel 4: The Northeast quarter of Section 5, Township 11 South, Range 14 East, S.B.B.M., County of Imperial, State of California, according to the official plat thereof.

Except the following described land: Commencing at the East quarter corner of Section 5; thence West 900 feet to a point; thence North 51o 50' East, following the center line of existing Imperial Irrigation District Drain to a point; thence North 77° 47' East, a distance of 66.51 feet to the Easterly line of said Section 5; thence South 0° 02' East, along said Easterly line of said Section 5, a distance of 670 feet to the point of beginning, conveyed to M.B. Davis by deed recorded October 28, 1949, in Book 761, page 444 of Official Records.

Parcel 5: the East one-fifth of the Northwest quarter of Section 5; Township 11 South, Range 14 East, S.B.B.M., County of Imperial, State of California, according to the official plat thereof.

Parcel 6: A portion of the South half of the Northwest quarter of Section 4; Township 11 South, Range 14 East, S.B.B.M., County of Imperial, State of California, according to the official plat thereof, described as follows:

Commencing at the West quarter corner of Section 4; thence North 0° 02' West along the Westerly line of said Section 4, 670 feet to the true point of begilll1ing; thence continuing along the Westerly line North 0° 02' West, a distance of 650 feet to a point; thence East 574 feet to the center line of a wash; thence South 30°

46' West, along said center line 702.43 feet to the center line of existing Imperial Irrigation District Drain, thence South 7r 47' West, along said center line a distance of 219.41 feet to the point of beginning.

Parcel 7: The West half of the Southwest quarter of Section 20, Township 10 South, Range 14 East, S.B.B. &M., County of Imperial, State of California, according to the official plat thereof.

EXHIBIT "0" TO LEASE ASSIGNMENT AGREEMENT

Form of the ORNI 5 FIRPTA
Affidavit

CERTIFICATE TO BUYER OF NON-FOREIGN STATUS

TO: ICELAND AMERICA ENERGY, INC., a California corporation ("Buyer"):

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Buyer that withholding of tax is not required upon the disposition by ORNI 5 LLC., a Delaware limited liability company ("Seller") of its interest in that certain real property described in Exhibit "A" attached hereto and incorporated herein by this reference, the undersigned hereby certifies the following:

1. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those tenns are defined in the Internal Revenue Code and Income Tax Regulations);

2. Seller's Employer Tax Identification Number is 88 0278853; and

3. Seller's office address is 6225 Neil Road. Reno, Nevada 89511.

Seller understands that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment or both.

Under penalty of perjury, I declare that (a) I have examined this Certificate, and it is true, correct and complete, and (b) I have authority to sign this document on behalf of Seller.

Date: October 25, 2010

/s/ William R. Sherman

Print Name: William R. Sherman
Title: Authorized Representative
ORNI 5 LLC., a Delaware limited
liability company

EXHIBIT "A" TO ORNI 5 FIRPTA AFFIDAVIT

Description of the ORNI 5 Leases

The following geothermal leases, collectively consisting of approximately 3,060.23 acres:

A. Private Leases:

1. Geothermal Lease and Agreement dated February 8, 2002 between John P.

Atkinson Jr., Rock Larue Atkinson and Patricia E. Hughes, tenants in common, as lessor, and ORNI 5, LLC, as lessee, a Memorandum of which was recorded in the Official Records of Imperial County, California in Book 2114, page 412 on March 26, 2002 which encumbers approximately 2.31 acres located in Section 5, Township 11 South, Range 10 East.

2. Geothermal Lease and Agreement dated February 8, 2002 between Salton Sea Energy Investments, Inc., as lessor, and ORNI 5, LLC, as lessee, a Memorandum of which was recorded in the Official Records of Imperial County, California in Book 2111 at Page 1511 on March 11, 2002, which encumbers approximately 184.26 acres located in Section 5, Township II South, Range 10 East.

3. Geothermal Resources Lease and Agreement dated March 26, 1990 between William A. Pon, Michael H. Pon, Michelle Pon Gurnee and Brian T. Pon, as lessor, and ORNI 4, LLC, as lessee, a Memorandum of which was recorded in the Official Records of Imperial County, California in Book 1671 at page 1512 on April30, 1991, as amended by that certain First Amendment to Geothermal Resource Lease and Agreement between lessor and and lessee, dated March 31, 2000, a Memorandum of which was recorded in the Official Records of Imperial County, California in Book 2014 at page 735 on May 9, 2000 as amended by that certain Second Amendment to Geothern1al Resources Lease between lessor and lessee, dated March I, 2005, a Memorandum of which was recorded in the Official Records of Imperial County, California as Instrument Number 2006-017604 on April I 0, 2006 and an Assignment and Assumption Agreement between ORNI 4, LLC, as assignor and ORNI 5, LLC, as assignee, a copy of which was recorded in the Official Records of Imperial County, California as Instrument Number 2009-18504 on June 23, 2009; which encumbers approximately 2,222.52 acres located in Sections 7, 9, 15 and 17 in Township 11 South, Range 10 East.

B. BLM Lease:

1. CACA 43302, effective October I, 2009, between the Bureau of Land Management, as lessor, and Ormat Nevada, Inc., as lessee, of approximately 651.96 acres which encumbers all of Section 18, Township 11 South, Range 10 East. An Assignment of Record Title Interest in a Lease for Oil and Gas or Geothermal Resources transferring Ormat Nevada, Inc.'s interest in CACA 43302 to ORNI 5, LLC is pending before the California office of the Bureau of Land Management.

EXHIBIT "P" TO LEASE ASSIGNMENT AGREEMENT

Form of IAE FIRPTA Affidavit

CERTIFICATE TO BUYER OF NON-FOREIGN STATUS

TO: ORNI 21 LLC, a Delaware limited liability company ("Buyer"):

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Buyer that withholding of tax is not required upon the disposition by ICELAND AMERICA ENERGY, INC., a California corporation ("Seller") of its interest in that certain real property described in Exhibit "A" attached hereto and incorporated herein by this reference, the undersigned hereby certifies the following:

1. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Seller's Employer Tax Identification Number is 32-0280528 and

3. Seller's office address is 707 Wilshire Boulevard, Suite 4500, Los Angeles, California 90017.

Seller understands that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment or both.

Under penalty of perjury, I declare that (a) I have exan1ined this Certificate, and it is true, correct and complete, and (b) I have authority to sign this document on behalf of Seller.

Date: October 25, 2010

/s/ Paul E. Wilson
Print Name: Paul E. Wilson
Title: President , ICELAND
AMERICA ENERGY, INC., a
California corporation

EXHIBIT "A" TO IAE FIRPTA AFFIDAVIT

Description of the IAE Leases

The following geothem1alleases, collectively consisting of approximately 891.22 acres:

1. Geothermal Lease and Agreement dated May 21, 2007 between Rodolfo Arechiga a single man, as to an undivided one-half interest and John Brett and Maurine Brett, husband and as community property, as to an undivided one-half interest , as lessor, and Pacific Hydro US Holding, Inc., a Delaware corporation, as lessee, a Memorandum of which was recorded in the Official Records on July 2, 2007 as Instrument No. 2007-26379, and assigned by that certain Assignment of Geothermal Lease between Pacific Hydro US Holdings, Inc., a Delaware corporation and Layman Energy Associates, Inc., a California corporation, a Memorandum of which was recorded in the Official Records on November 5, 2007 as Instrument No. 2007-040795; which encumbers approximately 160 acres located in Section 20, Township 10 South, Range 14 East, described as follows:

The Northeast Quarter of Section 20, Township 10 South, Range 14 East, S.B.M., in an unincorporated area of the County of Imperial, State of California, according to the official Plat thereof.

2. An unrecorded Geothermal Lease and Agreement dated March 1, 2009 between Bobby J. Nelson and Xochtil Irene Bulong, as Trustors and Trustees of the Bob Nelson and Irene Bulong Family Trnst Dated March 4, 1996, as lessor, and Iceland America Energy, Inc. a California corporation, as lessee, which encumbers approximately 40 acres located in Section 33, Township 10 South, Range 14 East, described as follows:

The South half of the South half of the Northeast quarter of Section 33, Township I 0 South, Range 14 East San Bernardino Base and Meridian, in an unincorporated area of the County of Imperial, State of California, according to the official plat thereof.

3. An unrecorded Geothermal Lease and Agreement dated May I, 2009 between Hampton E. Spencer, a married man dealing with his sole and separate property, as lessor, and Iceland America Energy, Inc. a California corporation, as lessee, which encumbers approximately 80 acres located in Section 33, Township 10 South, Range 14 East, described as follows:

The East half of the South half of the South half of Section 33, Township I 0 South, Range 14 East, San Bernardino Base and Meridian.

4. An unrecorded Geothermal Lease and Agreement dated September I, 2009 between Norma M. Jameson, a single woman, Gerald R. Jameson, a married man dealing with his sole and separate property and Diane C. Denney, a married woman dealing with her sole and separate property, as lessor, and Iceland America Energy, Inc., a California corporation, as lessee, which encumbers approximately 611.22 acres located in Sections 4, 5, 20, 32, Township 10 South, Range 14 East, described as follows:

Parcel 1: The Southeast quarter of Section 32, Township 10 South, Range, 14 East, S.B.B.M., County of Imperial, State of California, according to the official plat thereof.

Except that portion lying north and east of Southern Pacific right of way,

also Except that portion conveyed to the State of California by deed recorded October 22, 1949, in Book 761, Page 141 of Official Records.

Parcel 2: That part of the North half of the Southwest quarter of Section 32, Township 10 South, Range 14 East, S.B.B.M., County of Imperial, State of California, according to the official plat thereof, lying South and West of Southern Pacific Railroad right of way.

Parcel 3: The South half of the Southwest quarter of Section 32; Township 10 South, Range 14 East, S.B.B.M., County of Imperial, State of California, according to the official plat thereof.

Parcel 4: The Northeast quarter of Section 5, Township 11 South, Range 14 East, S.B.B.M., County of Imperial, State of California, according to the official plat thereof.

Except the following described land: Commencing at the East quarter corner of Section 5; thence West 900 feet to a point; thence North 51o 50' East, following the center line of existing Imperial Irrigation District Drain to a point; thence North 77° 47' East, a distance of 66.51 feet to the Easterly line of said Section 5; thence South 0° 02' East, along said Easterly line of said Section 5, a distance of 670 feet to the point of beginning, conveyed to M.B. Davis by deed recorded October 28, 1949, in Book 761, page 444 of Official Records.

Parcel 5: the East one-fifth of the Northwest quarter of Section 5; Township 11 South, Range 14 East, S.B.B.M., County of Imperial, State of California, according to the official plat thereof.

Parcel 6: A portion of the South half of the Northwest quarter of Section 4; Township 11 South, Range 14 East, S.B.B.M., County of Imperial, State of California, according to the official plat thereof, described as follows:

Commencing at the West quarter corner of Section 4; thence North 0° 02' West along the Westerly line of said Section 4, 670 feet to the true point of beginning; thence continuing along the Westerly line North 0° 02' West, a distance of 650 feet to a point; thence East 574 feet to the center line of a wash; thence South 30° 46' West, along said center line 702.43 feet to the center line of existing Imperial

Irrigation District Drain, thence South 77° 47' West, along said center line a distance of 219.41 feet to the point of beginning.

Parcel 7: The West half of the Southwest quarter of Section 20, Township 10 South, Range 14 East, S.B.B. &M., County of Imperial, State of California, according to the official plat thereof.

EXHIBIT "Q" TO LEASE ASSIGNMENT AGREEMENT

Form of the ORNI 5 Certificate

CERTIFICATE OF LIMITED LIABILITY COMPANY ACTION

This Certificate of Limited Liability Company Action (this "Certificate") is being delivered to ICELAND AMERICA ENERGY, INC., a California corporation ("IAE") in connection with the execution and delivery of that certain Lease Assignment Agreement (the "Agreement') among IAE, ORNI 5 LLC, a Delaware limited liability company (the "Company') and ORNI 21 LLC, a Delaware limited liability company, as well as the other Transaction Documents, as that term is defined in the Agreement (the "Transaction Documents').

The undersigned, being the Managing Member of the Company, does hereby certify on behalf of the Company as follows:

1. The undersigned has reviewed and approved final copies of each of the Transaction Documents.

2. The undersigned hereby ratifies, confirms and approves (a) the execution and delivery of the Transaction Documents by the Company, (b) the making of the representations and warranties of the Company, and the giving of the indemnities and other covenants by the Company, in each case as set forth in the Transaction Documents, (c) the performance of the Company's obligations under the Transaction Documents, (d) the execution, delivery and perfom1ance of any other agreements that may be referred to in the Transaction Documents or that may be related to the transactions contemplated by the Transaction Documents and (e) any and all actions taken by the officers of the Company to consummate the transactions contemplated by any of the foregoing.

3. The undersigned, acting alone, is duly authorized, in the name of the Company and on its behalf, to (a) prepare, execute and deliver the Transaction Documents and any other such agreements, documents and instruments as the undersigned may deem necessary and appropriate in effectuating the closing of the transactions contemplated by the Transaction Documents, (b) make any additional changes or modifications thereto as the undersigned in its sole discretion may approve, such approval to be conclusively evidenced by the execution and delivery thereof and (e) make any and all representations and warranties, and give any indemnities or other covenants, in connection with any thereof.

4. This Certificate will continue in full force and effect until IAE actually receives written notice, certified by the undersigned, of the revocation of this Certificate by a subsequent certificate duly adopted by the Company; provided, however, that such revocation shall be effective only as to actions taken by the Company subsequent to receipt by IAE of such notice.

5. Any and all actions previously taken by the officers of the Company m connection with the Transaction Documents are hereby ratified, approved and confirmed.

6. Any and all actions subsequently taken by the officers of the Company, which are consistent with the intent and purposes of the foregoing, shall be, and the same hereby are, in all respects, ratified, approved and confirmed.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate as of October 25, 2010.

"signed"
Managing Member of
ORNI 5 LLC,
a Delaware limited liability company

EXHIBIT "R'TO LEASE ASSIGNMENT AGREEMENT

Form of the IAE Resolution

RESOLUTION OF DIRECTORS OF ICELAND AMERICA ENERGY, INC.

The directors of ICELAND AMERICA ENERGY, INC., a California corporation (the “company'"), acting pursuant to the Bylaws of the Company, hereby adopt the following resolutions at a duly convened meeting of the directors of the Company held on September 13, 20 I 0, and a copy of which shall be filed in the minute book of proceedings of the board of directors of the Company and shall become a permanent part of the Company's corporate records:

Transaction Documents

WHEREAS, the directors of the Company have determined that it is in the best interests of the Company to enter into that certain Lease Assignment Agreement (the "Agreement'") among the Company, ORNl 5 LLC, Delaware limited liability company, and ORNI 21 LLC, a Delaware limited liability company (together, “Ormat”). as well as the other Transaction Documents, as that term is defined in the Agreement (the "Transaction Documents'").

WHEREAS, final copies of each of the Transaction Documents have been reviewed and approved by the directors.

RESOLVED, that the undersigned directors hereby ratify, confirm and approve (a) the execution and delivery of the Transaction Documents by the Company, (h) the making of the representations and warranties of the Company, and the giving of the indemnities and other covenants by the Company, in each case as set forth in the Transaction Documents, (c) the performance of the Company's obligations under the Transaction Documents, (d) the execution, delivery and performance of any other agreements that may be referred to in the Transaction Documents or that may be related to the transactions contemplated by the Transaction Documents and (e) any and all actions taken by the directors and/or officers of the Company to consummate the transactions contemplated by any of the foregoing.

RESOLVED, FURTHER, that the President of the Company, acting alone, is hereby authorized and directed in tl1e name of the Company and on its behalf, to (a) prepare, execute and deliver the Transaction Documents and any other such agreements, documents and instruments as such President may deem necessary and appropriate in effectuating the closing of the transactions contemplated by the Transaction Documents, (b) make any additional changes or modifications thereto as such President in its sole discretion may approve, such approval to be conclusively evidenced by the execution and delivery thereof and (c) make any and all representations and warranties, and give any indemnities or other covenants, in connection with any thereof.

RESOLVED, FURTHER, that the authority hereby conferred is in addition to the authority conferred by any other resolution heretofore or hereafter made or delivered by the directors or the Company, and will continue in full force and effect until Ormat actually receives written notice, certified by the Secretary of the Company, of the revocation of this Resolution by a subsequent resolution duly adopted by the board of directors of the Company; provided, however, that such revocation shall be effective only as to actions taken by the Company subsequent to receipt by Ormat of such notice.

General Authority

RESOLVED, that any and all actions previously taken by the directors and/or officers of the Company in connection with the Transaction Documents are hereby ratified, approved and confirmed.

RESOLVED, FURTHER, that any and all actions subsequently taken by the directors and/or officers of the Company, which are consistent with the intent and purposes of the foregoing resolutions, shall be, and the same hereby are, in all respects, ratified, approved and confinned.

RESOLVED, FURTHER, that the directors and officers of the Company, and each of them, and such persons appointed to act on their behalf pursuant to the foregoing resolutions, are hereby authorized and directed in the name of the Company and on its behalf, to execute any additional certificates (including any officer's certificates), agreements, instruments or documents, or any amendments or supplements thereto, or to do or to cause to be done any and all other acts as they shall deem necessary, appropriate or in furtherance of the full effectuation of the purposes of each of the foregoing resolutions and the transactions contemplated therein.

The undersigned, constituting all of the directors of the Company, do hereby make the foregoing resolutions and consent to the foregoing action as of the date first above written.

Directors:	/s/ Halfdan Gunnarsson
Name:	Halfdan Gunnarsson
/s/ Tal C. Finney
Name:	Tal C. Finney

{CERTIFICATION ON FOLLOW.

Certification

I, Tal C. Finney the Secretary of ICELAND AMERICA ENERGY, INC., a California corporation, hereby certify and declare that the foregoing is a full, true and correct copy of a Resolution duly passed and adopted by the board of directors of said corporation, by unanimous written consent of all directors of said corporation, and that said Resolution is now in full force and effect and has not been amended or revoked.

  IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of said corporation this 21st day of October , 20I0.

/s/ Tal C. Finney
Secretary of ICELAND AMERICA
ENERGY, INC., a California corporation

(SEAL)

EXHIBIT "S"TO LEASE ASSIGNMENT AGREEMENT

Form of the ORNI 21 Certificate

CERTIFICATE OF LIMITED LIABILITY COMPANY ACTION

This Certificate of Limited Liability Company Action (this certificate") is being delivered to ICELAND AMERICA ENERGY, INC., a California corporation ("IAE'') in connection with the execution and delivery of that certain Lease Assignment Agreement (the 't.4greement'') among IAE, ORNI 5 LLC, a Delaware limited liability company and ORNI 21 LLC, a Delaware limited liability company (the“Company''), as well as the other Transaction Documents, as that term is defined in the Agreement (the '(Transaction Documents").

The undersigned, being the Managing Member of the Company, does hereby certify on behalf of the Company as follows:

1. The undersigned has reviewed and approved final copies of each of the Transaction Documents.

2. The undersigned hereby ratifies, confirms and approves (a) the execution and delivery of the Transaction Documents by the Company, (b) the making of the representations and warranties of the Company, and the giving of the indemnities and other covenants by the Company, in each case as set forth in the Transaction Documents, (c) the performance of the Company's obligations under the Transaction Documents, (d) the execution, delivery and performance of any other agreements that may be referred to in the Transaction Documents or that may be related to the transactions contemplated by the Transaction Documents and (e) any and all actions taken by the officers of the Company to consummate the transactions contemplated by any of the foregoing.

3. The undersigned, acting alone, is duly authorized, in the name of the Company and on its behalf, to (a) prepare, execute and deliver the Transaction Documents and any other such agreements, documents and instruments as the undersigned may deem necessary and appropriate in effectuating the closing of the transactions contemplated by the Transaction Documents, (b) make any additional changes or modifications thereto as the undersigned in its sole discretion may approve, such approval to be conclusively evidenced by the execution and delivery thereof and (c) make any and all representations and warranties, and give any indemnities or other covenants, in connection with any thereof.

4. This Certificate will continue in full force and effect until IAE actually receives written notice, certified by the undersigned, of the revocation of this Certificate by a subsequent certificate du1y adopted by the Company; provided, however, that such revocation shall be effective only as to actions taken by the Company subsequent to receipt by IAE of such notice.

5. Any and all actions previously taken by the officers of the Company in connection with the Transaction Documents are hereby ratified, approved and confirmed.

6. Any and all actions subsequently taken by the officers of the Company, which are consistent with the intent and purposes of the foregoing, shall be, and the san1e hereby are, in all respects, ratified, approved and confirmed.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate as of October 25 , 2010.

 /s/ William R. Sherman
Managing Member of
ORNI21 LLC,
a Delaware limited liability company